EXHIBIT 4.10
EXECUTION COPY

EIGHTH AMENDED AND RESTATED
MASTER COLLATERAL AGENCY AGREEMENT

among

VANGUARD CAR RENTAL USA INC.,
as Master Servicer and as a grantor,

NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
as a grantor,

ALAMO FINANCING L.P.,
as a grantor,

CITIBANK, N.A.
not in its individual capacity but solely
as Master Collateral Agent,

VARIOUS FINANCING SOURCES PARTIES HERETO

and

VARIOUS BENEFICIARIES PARTIES HERETO

Dated as of April 13, 2006

i

ii

EXHIBITS

Exhibit A-1	Financing Source and Beneficiary Supplement
Exhibit A-2	Beneficiary Supplement
Exhibit B	Grantor Supplement
Exhibit C	Master Servicer’s Fleet Report
Exhibit D	Certificate of Title Locations
Exhibit E	Power of Attorney
Exhibit F	List of Joint Master Collateral Account Numbers
Exhibit G	Post Office Box Service Description
Exhibit H	Master Servicer’s Weekly VIN Report
Exhibit I	Form of Termination of Power of Attorney
Exhibit J	Coding Procedures
Exhibit K	Form of Revocation of Title Custody
Exhibit L	Form of Termination of Power of Attorney by Master Collateral Agent

iii

EIGHTH AMENDED AND RESTATED

MASTER COLLATERAL AGENCY AGREEMENT

THIS EIGHTH AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of April 13, 2006 (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among VANGUARD CAR RENTAL USA INC., a Delaware corporation (“Vanguard”), as Master Servicer (in such capacity, the “Master Servicer”), NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a Delaware limited partnership (“NFLP”), as a grantor, ALAMO FINANCING L.P., a Delaware limited partnership (“Alamo Leasing”), as a grantor, such other grantors as are added as grantors and identified as “Lessor Grantors” pursuant to a Grantor Supplement substantially in the form of Exhibit B hereto (such additional grantors, together with NFLP and Alamo Leasing, the “Lessor Grantors”),  VANGUARD, as a grantor, such other grantors as are added as grantors and identified as “Lessee Grantors” pursuant to a Grantor Supplement substantially in the form of Exhibit B hereto (such additional grantors, together with Vanguard, the “Lessee Grantors”), CITIBANK, N.A., a national banking association, not in its individual capacity but solely as master collateral agent for the Beneficiaries referred to below (in such capacity, the “Master Collateral Agent”), any other party which from time to time executes a Financing Source and Beneficiary Supplement substantially in the form of Exhibit A-1 hereto as a Financing Source, any other party which from time to time executes a Financing Source and Beneficiary Supplement substantially in the form of Exhibit A-1 hereto as a Beneficiary, and any other party which from time to time executes a Beneficiary Supplement substantially in the form of Exhibit A-2 hereto as a Beneficiary (amending and restating the Seventh Amended and Restated Master Collateral Agency Agreement, dated as of March 4, 2005, as supplemented by the Financing Source and Beneficiary Supplements thereto (the “Seventh Amended and Restated Agreement”), such Seventh Amended and Restated Agreement having previously amended and restated the Sixth Amended and Restated Master Collateral Agency Agreement, dated as of October 14, 2003, as supplemented by the Financing Source and Beneficiary Supplements thereto (the “Sixth Amended and Restated Agreement”), such Sixth Amended and Restated Agreement having previously amended and restated the Fifth Amended and Restated Master Collateral Agency Agreement, dated as of June 11, 2002, as supplemented by the Financing Source and Beneficiary Supplements thereto (the “Fifth Amended and Restated Agreement”), such Fifth Amended and Restated Agreement having previously amended and restated the Fourth Amended and Restated Master Collateral Agency Agreement, dated as of June 30, 2000, as supplemented by the Financing Source and Beneficiary Supplements thereto, (the “Fourth Amended and Restated Agreement”), such Fourth Amended and Restated Agreement having previously amended and restated the Third Amended and Restated Master Collateral Agency Agreement, dated as of February 26, 1999, as supplemented by the Financing Source and Beneficiary Supplements thereto (the “Third Amended and Restated Agreement”), such Third Amended and Restated Agreement having previously amended and restated the

Second Amended and Restated Master Collateral Agency Agreement, dated as of October 29, 1997, as supplemented by the Financing Source and Beneficiary Supplements thereto (the “Second Amended and Restated Agreement”), such Second Amended and Restated Agreement having previously amended and restated the Amended and Restated Master Collateral Agency Agreement, dated as of April 30, 1996, as supplemented by the Financing Source and Beneficiary Supplements thereto, and supplemented and amended by the Supplement and Amendment to the Amended and Restated Master Collateral Agency Agreement, dated as of December  20, 1996 (the “Original Amended and Restated Agreement”), in each case among the Master Servicer, the Lessor Grantors, the Lessee Grantors, the Master Collateral Agent, each Financing Source, each Beneficiary and the other parties thereto.)

BACKGROUND

1.             The parties to the Seventh Amended and Restated Agreement desire to amend and restate the Sixth Amended and Restated Agreement in its entirety.

2.             Each of the Lessee Grantors will from time to time hereafter acquire, and now lease and will hereafter lease, certain Vehicles for use in its respective daily domestic rental operations.  Each of the Lessor Grantors now own and will from time to time acquire, and lease to one or more of the Lessee Grantors, certain Vehicles for use in their respective daily domestic rental operations.

3.             Pursuant to the Financing Documents executed, or to be executed, by the Lessor Grantors, (i) each of the Lessor Grantors may from time to time extend financing to one or more of the Lessee Grantors secured by, among other things, certain Vehicles and related rights and (ii) from time to time any Lessor Grantor may assign to the applicable Beneficiary, additional rights of such Lessor Grantor and obligations of the applicable Lessee Grantors under additional Financing Documents.

4.             Pursuant to the Financing Documents executed, or to be executed, by the Lessor Grantors, (i) each of the Lessor Grantors may from time to time acquire Vehicles and lease such Vehicles to one or more of the Lessee Grantors, and (ii) each of the Lessor Grantors is granting a security interest in the Vehicles acquired by it and related security to the Master Collateral Agent hereunder for the benefit of the applicable Beneficiary.

5.             Each of the Lessee Grantors and the Lessor Grantors may from time to time obtain financing with respect to Vehicles and related security owned by it or obtain credit enhancement to support such financing from other Persons (which Persons providing financing to any of the Lessee Grantors may include any of the Lessor Grantors) which are or shall hereafter become parties hereto as Financing Sources or shall hereafter be named as Beneficiaries with respect to a Financing Source and each Lessee Grantor and Lessor Grantor is granting a security interest in the Vehicles and related security owned by it to which such financing relates to the Master Collateral Agent hereunder for the benefit of the applicable Beneficiary.

6.             Each of the Lessee Grantors and the Lessor Grantors (or in the case of Alamo Leasing, the Intermediary on behalf of Alamo Leasing) may from time to time obtain financing with respect to manufacturer receivables and related rights owned by it or obtain credit enhancement to support such financing from other Persons which are or shall hereafter become parties hereto as Financing Sources or shall hereafter be named as Beneficiaries with respect to a Financing Source, and following such pledge, the Master Collateral Agent has agreed to hold the proceeds of any such manufacturer receivables and related rights for the benefit of such Beneficiary pending instructions for distribution of such proceeds to such Beneficiary.

7.             Each of the Lessee Grantors and the Lessor Grantors (or in the case of Alamo Leasing, the Intermediary on behalf of Alamo Leasing) may from time to time sell manufacturer receivables and related rights to other Persons which are or shall hereafter become parties hereto as Receivables Purchaser Beneficiaries, and following such sale, the Master Collateral Agent has agreed to hold the proceeds of any such manufacturer receivables and related rights for the benefit of such Receivables Purchaser Beneficiary pending instructions for distribution of such proceeds to such Receivables Purchaser Beneficiary.

8.             Citibank, N.A., has agreed to act as Master Collateral Agent, and in its capacity as Master Collateral Agent to be named as the lienholder on the Certificates of Title for the Vehicles for the benefit of the Beneficiaries from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1                 Certain Definitions.  As used in this Agreement, capitalized terms have the respective meanings set forth below or set forth in another section hereof or in any other agreement as indicated.  Capitalized terms not otherwise defined herein (i) if defined in the Lessor Grantor Base Indenture pursuant to which a Series of Notes shall have been issued, shall (except as otherwise provided in clause (ii) below), with respect to such Series of Notes, have the meanings assigned to such terms in the Definitions List attached as Schedule 1 to such Lessor Grantor Base Indenture, as such Lessor Grantor Base Indenture or Schedule 1 may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of such Lessor Grantor Base Indenture, (ii) if defined in the Series Supplement pursuant to which a Series of Notes shall have been issued, shall, with respect to such Series of Notes, have the meaning specified in such Series Supplement, as such Series Supplement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of such Lessor Grantor Base Indenture and such Series Supplement, or

(iii) if not defined in any Lessor Grantor Base Indenture or Series Supplement, shall, with respect to any Financing Source, have the meaning assigned to such term in the Financing Documents for such Financing Source.

“Aggregate Asset Amount” with respect to any Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Agreement” has the meaning set forth in the preamble hereto.

“Alamo Leasing” means Alamo Financing L.P., a Delaware limited partnership, and its successors and assigns in accordance with the terms hereof.

“Amortization Event” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Asset Amount Deficiency” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Assignment Agreement” means each agreement with respect to each Manufacturer and its Manufacturer Program, entered into or to be entered into among a Lessor Grantor and/or a Lessee Grantor, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by such Manufacturer, assigning to the Master Collateral Agent certain of such Lessor Grantor’s and/or such Lessee Grantor’s right, title and interest in such Manufacturer Program as it relates to Vehicles purchased from such Manufacturer or from such Manufacturer’s dealers; provided that such agreement shall specify a Master Collateral Account (and wire instructions therefor) into which the applicable Manufacturer shall agree to deposit all amounts owing under its Manufacturer Program (other than Excluded Payments).

“Authorized Agents” has the meaning set forth on Section 3.5.

“Authorized Employee” has the meaning set forth in Section 2.5(c).

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Beneficiary” means each person or entity that either (i) has advanced, or that acts for the benefit of entities that have advanced, funds to a Financing Source to be used by such Financing Source to fund advances to a Lessee Grantor or a Lessor Grantor (or in the case of Alamo Leasing, the Intermediary on behalf of Alamo Leasing) for the purpose of purchasing, financing or refinancing Vehicles or financing or refinancing Manufacturer Receivables and related security and (a) has been designated as a Beneficiary pursuant to a Financing Source and Beneficiary Supplement substantially in the form of Exhibit A-1 hereto or (b) if no Beneficiary is designated pursuant to such Financing Source and Beneficiary Supplement, the Financing Source designated in such Financing Source and Beneficiary Supplement or (ii) is a Receivables Purchaser Beneficiary; provided that for the avoidance of doubt, each QI Beneficiary and Receivables Pledgee Beneficiary shall constitute a Beneficiary for all purposes hereunder.

“Beneficiary Supplement” means a supplement to this Agreement, substantially in the form of Exhibit A-2 hereto.

“Beneficiary Agent” means any agent or designee specified by a Beneficiary and appointed as permitted or described in Section 4.1(h) or as otherwise provided for in this Agreement.

“Business Day” means any day that is not (i) a Saturday or Sunday, or (ii) any other day on which banks are authorized or obligated by law or executive order to close in New York City, New York, or the city in which the Corporate Trust Office is located, or (iii) in connection with any Financing Document, any other day not designated as a “Business Day” in such Financing Document.

“Capitalized Cost” with respect to a Vehicle, shall have the meaning specified in the Financing Documents of the related Financing Source.

“Certificate of Title” means, with respect to each Vehicle, the certificate of title applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.

“Closing Date” with respect to the Financing Documents of any applicable Financing Source, shall have the meaning specified in such Financing Documents.

“Coding Procedures Certificate” has the meaning set forth in Section 3.7.

“Corporate Trust Office” means the principal corporate trust office of the Master Collateral Agent, located at 388 Greenwich Street, 14th Floor, New York, New York 10013 Attention:  Agency and Trust Department, or at such other address as the Master Collateral Agent may designate from time to time by notice to Vanguard.

“Custody Agreement” has the meaning set forth in Section 3.6.

“Custody Revocation Trigger Event” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Default” means any event of default or amortization event or any default, event, act or condition which, with the lapse of time or notice or both, would become an event of default or amortization event (other than any scheduled amortization event) under any of the Financing Documents.

“Depreciation Charge” with respect to any Vehicle which is a Related Vehicle of a Beneficiary, shall have the meaning specified in the Financing Documents related to such Beneficiary; and if Depreciation Charge is not defined in such Financing Documents, “Depreciation Charge” means, (a) with respect to any Vehicle covered by a Manufacturer Program, the scheduled daily depreciation charge set forth by the Manufacturer in its Manufacturer Program with respect to such Vehicle calculated as set forth in such Manufacturer Program and (b) with respect to any Vehicle not covered by a Manufacturer Program, the scheduled daily depreciation charge for such Vehicle set forth by the Master Servicer in the schedule of estimated daily depreciation prepared by the Master Servicer for such Vehicle.

“Designated Vehicle” means a Vehicle owned by a Lessor Grantor or a Lessee Grantor with respect to which the Master Servicer, such Lessee Grantor or Lessor Grantor has notified the Master Collateral Agent in writing that such Vehicle has been designated to be exchanged for one or more Replacement Vehicles or released for exchange pursuant to an Exchange Agreement.

“Designation Report” means, as of any date, the most recent to be delivered to the Master Collateral Agent of the most recent Weekly VIN Report or the most recent Fleet Report; provided that the Designation Report shall be modified by each Redesignation Report and Reassignment Report delivered to the Master Collateral Agent on or prior to such date but subsequent to the date as of which such Weekly VIN Report or Fleet Report speaks.

“Disposition Agent” has the meaning set forth in Section 4.1(h).

“Disposition Agent Agreement” means that certain disposition agent agreement, dated as of October 14, 2003, among Vanguard, the various Beneficiaries and Financing Sources party thereto, Alamo Leasing, NFLP and Remarketing Services of America Inc., as disposition agent, and agreed to and acknowledged by the Master Collateral Agent, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Dispute Period” has the meaning set forth in Section 2.2.

“Eligible Receivables” with respect to any applicable Financing Source, shall have the meaning set forth in the related Financing Documents.

“Escrow Agreement” means the Amended and Restated Escrow Agreement, dated as of April 13, 2006, among the Intermediary, JPMorgan Chase Bank, N.A., Alamo Leasing and Vanguard, as the same may amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Exchange Agreement” means an agreement among a Lessor Grantor, a Lessee Grantor and the related Qualified Intermediary which provides for the assignment by such Lessor Grantor or such Lessee Grantor to the Qualified Intermediary of (i)

Exchanged Vehicles, (ii) all Exchanged Vehicle Repurchase Rights, (iii) all right, title and interest of a Lessor Grantor or a Lessee Grantor in, to and under any contracts for the sale of any Exchanged Vehicle and (iv) all right, title and interest of such Lessor Grantor or Lessee Grantor in, to and under any contracts for the purchase of Replacement Vehicles; provided that any such Exchange Agreement covering Vehicles financed under any Financing Documents will not become effective with respect to Vehicles financed under such Financing Documents until such Lessor Grantor and such Lessee Grantor obtain (x) such consents and/or Rating Agency confirmations as may be required under any Financing Documents, and (y) opinions of counsel with respect to perfection, priority and non-consolidation in substantially the same form as those delivered as of the Closing Date under such Financing Documents.

“Exchanged Vehicle” means a Designated Vehicle that (i) (a) if subject to a Manufacturer Program, has been accepted for repurchase or auction by the Manufacturer under the related Manufacturer Program or sold to a third party or (b) if not subject to a Manufacturer Program, has been sold to a third party, (ii) with respect to which the release of the Lien of the Master Collateral Agent thereon would not cause an Asset Amount Deficiency to exist or an Amortization Event to occur under such Financing Documents and (iii) with respect to which the Lien of the Master Collateral Agent has been released in accordance with Section 2.7 of this Agreement; provided that until the applicable Beneficiary provides written notice to the contrary to the Master Collateral Agent, no Vehicle that is a Related Vehicle with respect to such Beneficiary shall be an Exchanged Vehicle.

“Exchanged Vehicle Repurchase Rights” means, with respect to each Exchanged Vehicle that is subject to a Manufacturer Program, all right, title and interest of the applicable Lessor Grantor or the applicable Lessee Grantor in, to and under each Manufacturer Program associated with any Exchanged Vehicles, to the extent such right, title and interest relates to such Exchanged Vehicles, including any amendments thereof and all monies due and to become due in respect of such Exchanged Vehicle under or in connection with such Manufacturer Program, whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder.

“Excluded Payments” means (a) the following amounts payable to any of the Lessor Grantors or Lessee Grantors pursuant to the Manufacturer Programs: (i) all incentive payments payable to any of the Lessor Grantors or Lessee Grantors in respect of purchases and other dispositions of Vehicles under the Manufacturer Programs (but not any amounts payable to any of the Lessee Grantors or Lessor Grantors by a Manufacturer as an incentive for selling Program Vehicles outside of the related Manufacturer Program), (ii) all amounts payable to any of the Lessor Grantors or Lessee Grantors as compensation for the preparation by any of the Lessor Grantors or Lessee Grantors of newly delivered vehicles under the Manufacturer Programs and (iii) all amounts payable to any of the Lessor Grantors or Lessee Grantors in reimbursement for warranty work performed by any of the Lessor Grantors or Lessee Grantors on the

Vehicles under the Manufacturer Programs, (b) proceeds derived from the rental of Vehicles to customers of any Lessee Grantor in the ordinary course of such Lessee Grantor’s domestic daily rental businesses and (c) proceeds derived from any permitted sublease under any Related Lease.

“Fifth Amended and Restated Agreement” has the meaning set forth in the preamble hereto.

“Financing Documents” means, (a) with respect to a Financing Source or its Related Beneficiary, any and all agreements, indentures, instruments and contracts (including, without limitation, any Master Exchange Financing Agreements) (i) evidencing or related to any financing arrangement between any of the Lessor Grantors (or in the case of Alamo Leasing, the Intermediary on behalf of Alamo Leasing) and/or any of the Lessee Grantors and such Financing Source (and/or such Related Beneficiary) or between such Financing Source and such Related Beneficiary, (ii) providing for the making or credit enhancing of loans or advances to or at the direction of any of the Lessor Grantors (or in the case of Alamo Leasing, the Intermediary on behalf of Alamo Leasing) and/or any of the Lessee Grantors from such Financing Source or to such Financing Source from the Related Beneficiary, (iii) providing for the lease to any of the Lessee Grantors of Related Vehicles, or (iv) providing for any other arrangement for the financing of such Financing Source’s Related Vehicles, in any such case, as such agreements, indentures, instruments, contracts, leases and other arrangements are identified in the Financing Source and Beneficiary Supplement with respect to such Financing Source and as such agreements, indentures, instruments, contracts, leases and other arrangements may be amended, supplemented, restated, extended or otherwise modified from time to time in accordance with the terms thereof and (b) with respect to a Receivables Purchaser Beneficiary, any and all agreements, instruments and contracts evidencing or related to the sale of Vehicle Repurchase Rights to such Receivables Purchaser Beneficiary, in any such case, as such agreements, instruments, and contracts, are identified in the Beneficiary Supplement with respect to such Receivables Purchaser Beneficiary and as such agreements, instruments, and contracts, may be amended, supplemented, restated, extended or otherwise modified from time to time in accordance with the terms thereof.

“Financing Source” means each person or entity that (i) (A) has advanced funds, or is a trustee for any person or entity that has advanced funds, to a Lessor Grantor or Lessee Grantor (or in the case of Alamo Leasing, the Intermediary on behalf of Alamo Leasing) to (1) be used by such Lessor Grantor (or in the case of Alamo Leasing, the Intermediary on behalf of Alamo Leasing) or Lessee Grantor to purchase, finance or refinance Vehicles that are currently owned, or will be owned upon purchase, by such Lessor Grantor or Lessee Grantor or (2) finance or refinance Eligible Receivables and related security or (B) solely with respect to a Manufacturer, has otherwise extended credit to a Lessor Grantor or Lessee Grantor in connection with the purchase of Vehicles; and (ii) has been designated as a Financing Source pursuant to a Financing Source and Beneficiary Supplement.

“Financing Source and Beneficiary Supplement” means a supplement to this Agreement, substantially in the form of Exhibit A-1 hereto.

“Fleet Report” means the monthly report substantially in the form of Exhibit C hereto required to be delivered by the Master Servicer to the Master Collateral Agent pursuant to Section 2.4(a).

“Fourth Amended and Restated Agreement” has the meaning set forth in the preamble hereto.

“GM Freeze Agreement” means that certain agreement among General Motors Corporation, Vanguard and certain other parties, dated July 16, 2003, pursuant to which General Motors Corporation has agreed, among other things, to make certain concessions with respect to the terms under which it will repurchase Vehicles under its Manufacturer Program, as such agreement has been amended as of the date hereof and may be further amended, restated, modified or supplemented from time to time.

“Grantor” means any Lessee Grantor or Lessor Grantor.

“Grantor Supplement” means a supplement to this Agreement, substantially in the form of Exhibit B hereto.

“Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed with any of the Lessee Grantors or Lessor Grantors to (a) cause certain Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold at Auction by an auction dealer, (b) cause the proceeds of any such sale to be paid to any of the Lessee Grantors or Lessor Grantors, as applicable, by such auction dealer after such sale and (c) pay to any of the Lessee Grantors or Lessor Grantors, as applicable, the excess, if any, of the guaranteed payment amount with respect to any such Vehicles calculated as of the disposition date or turnback date thereof (as defined or otherwise specified in the Financing Documents of the related Financing Source) in accordance with the provisions of such guaranteed depreciation program over the amount paid to any such Lessee Grantor or Lessor Grantor, as applicable, by an auction dealer pursuant to clause (b) above.

“Incumbency Certificate” has the meaning set forth in Section 3.5.

“Independent Public Accountants” means any firm of nationally recognized independent public accountants reasonably acceptable to a Record Beneficiary and a disputing Beneficiary in connection with a Reassignment Claim.

“Ineligible Asset Amount” with respect to any applicable Financing Source, shall have the meaning specified in the Financing Documents of such Financing Source.

“Initial Fleet” with respect to any applicable Financing Source, shall have the meaning specified in the Financing Documents of such Financing Source.

“Intermediary” means the Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the treasury regulations thereunder and acting pursuant to the Master Exchange Agreement, which initially shall be Car for a Car, Corp., a Delaware corporation.

“Investment Letters” has the meaning set forth in Section 2.5(f).

“Joint Master Collateral Accounts” has the meaning set forth in Section 2.5(a)(I).  Each Joint Master Collateral Account shall constitute a Joint Collection Account under the Master Exchange Agreement.

“Lease” means a Master Motor Vehicle Lease and Servicing Agreement (inclusive of any annexes thereto), under which a Lessor Grantor is the lessor and/or one or more Lessee Grantors is the lessee, that constitutes security for the obligations owing to a Financing Source, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

“Lessee Grantor Master Collateral” has the meaning set forth in Section 2.1(a).

“Lessee Grantors” has the meaning set forth in the preamble hereto.

“Lessor Grantor Base Indenture” means any base indenture between a Lessor Grantor and a trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, exclusive of Series Supplements creating a new series of rental car asset backed notes.

“Lessor Grantor Master Collateral” has the meaning set forth in Section 2.1(b).

“Lessor Grantors” has the meaning set forth in the preamble hereto.

“Limited Liquidation Event of Default” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Liquidation Event of Default” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“LKE Program” is defined in the recitals to the Master Exchange Agreement.

“LKE Reallocation Trigger Event” means (i) a QI Parent Downgrade Event has occurred and continued through 45 consecutive days, (ii) an Event of Bankruptcy has occurred with respect to the Intermediary or (iii) the LKE Program is no longer in effect, as determined by the Master Servicer or Alamo Leasing in their sole discretion, unless in the case of clauses (i) or (ii) above (a) the Intermediary has been replaced, subject with respect to each Lender (as defined in the Master Exchange Agreement), to any restrictions to such replacement set forth in the Financing Documents of such Lender or (b) the Rating Agency Confirmation Condition with respect to each Lender has been satisfied with respect to any alternative arrangement relating to the Intermediary following the occurrence of an LKE Reallocation Trigger Event.

“Lockbox” means a post office box maintained in the sole name of the Master Collateral Agent and with respect to which the Master Collateral Agent is the “box customer” within the meaning of Exhibit G hereto.

“Manufacturer” means a manufacturer of passenger automobiles and/or light trucks.

“Manufacturer Program” means any Repurchase Program or Guaranteed Depreciation Program.

“Master Collateral” means the Unpledged Master Collateral and the Pledged Master Collateral.

“Master Collateral Accounts” has the meaning set forth in Section 2.5(a).

“Master Collateral Agent” has the meaning set forth in the preamble hereto, and includes any successor to Citibank, N.A., in its capacity as Master Collateral Agent, in accordance with the terms hereof.

“Master Exchange Agreement” means the Amended and Restated Master Exchange Agreement, dated as of April 13, 2006 among the Intermediary, Alamo Leasing and Vanguard as the same may amended, supplemented, restated or otherwise modified from time to time in accordance with its terms; provided, however that the Master Exchange Agreement does not constitute an Exchange Agreement.

“Master Exchanged Vehicle Repurchase Rights” means, with respect to Relinquished Property that arose from a Vehicle subject to a Manufacturer Program, all right, title and interest of Alamo Leasing in, to and under each Manufacturer Program associated with such Relinquished Property, solely to the extent such right, title and interest relate to such Relinquished Property, including any amendments thereof and all monies due and to become due in respect of such Relinquished Property under or in connection with such Manufacturer Program, whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder.

“Master Exchange Financing Agreement” means an agreement entered into between the Intermediary acting in its capacity as the qualified intermediary of Alamo Leasing and the Master Exchange Lender pursuant to which the Master Exchange Lender agrees to finance the purchase of Replacement Property by the Intermediary on behalf of Alamo Leasing, which financing is non-recourse to Alamo Leasing and the Intermediary and is secured by Master Exchanged Vehicle Repurchase Rights arising from time to time; provided that any such Master Exchange Financing Agreement will not become effective with respect to the Related Vehicles of a Financing Source and Beneficiary until satisfaction of (x) the Rating Agency Confirmation Condition with respect to such Financing Source and Beneficiary and any consents required under the Financing Documents related to such Financing Source and Beneficiary and (y) any other conditions with respect to entry into such Master Exchange Financing Agreement specified in the Related Financing Document for such Financing Source and Beneficiary.

“Master Exchange Lender” means a provider of financing to the Intermediary acting in its capacity as the qualified intermediary of Alamo Leasing for the purchase of Replacement Property.

“Master Servicer” means Vanguard, in its capacity as master servicer hereunder, and any successor thereto in such capacity, and, to the extent that the Master Collateral Agent shall have assumed any duties and obligations of the Master Servicer pursuant to this Agreement, “Master Servicer” shall, to such extent, include the Master Collateral Agent.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Book Value” means, at any time with respect to each Related Vehicle, such Vehicle’s Capitalized Cost minus the aggregate Depreciation Charges, if any, accrued for such Vehicle through the last day of the Related Month, as more specifically calculated in accordance with the Financing Documents for the related Financing Source.

“New Lockboxes” has the meaning set forth in Section 2.6(b).

“NFLP” means National Car Rental Financing Limited Partnership, a Delaware limited partnership, and its successors and assigns in accordance with the terms hereof.

“Notes” means any of the Rental Car Asset Backed Notes issued by NFLP, Alamo Leasing, or another Lessor Grantor pursuant to its Lessor Grantor Base Indenture and the related Series Supplement.

“Non-Qualified Funds” is defined in Section 1.1 of the Master Exchange Agreement.

“Original Amended and Restated Agreement” has the meaning set forth in the preamble hereto.

“Permitted Investments” means negotiable instruments or securities represented by instruments in bearer or registered or in book entry form which evidence (i) obligations the full and timely payment of which is to be made by or is fully guaranteed by the United States of America; (ii) demand deposits, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor’s of A-1+ and from Moody’s of P-1, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor’s not lower than AA- or from Moody’s not lower than Aaa, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+ and from Moody’s of P-1; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (v) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated AAm or AAmG by Standard & Poor’s or otherwise approved in writing by Standard & Poor’s and otherwise approved in writing by Moody’s; (vii) Eurodollar time deposits having a credit rating from Standard & Poor’s of A-1+ and from Moody’s of P-1; (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of A-1+ by Standard & Poor’s and P-1 by Moody’s; and (ix) any other instruments or securities, if the Rating Agencies confirm in writing that such investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes or, if such Series of Notes are not rated, the applicable Beneficiary shall have consented.

“Pledged Master Collateral” has the meaning set forth in Section 2.1(b).

“Post LKE Reallocation Master Collateral Accounts” has the meaning set forth in Section 2.5(a)(II).

“pro rata” means, at any date of determination as to any interest or amount with respect to (i) any Beneficiary (other than a Receivables Purchaser Beneficiary), a fraction the numerator of which is the then aggregate indebtedness and other accrued monetary obligations of each of the Lessee Grantors and each of the Lessor Grantors (or in the case of Alamo Leasing, the Intermediary acting on behalf of Alamo Leasing), as applicable, then owing to the Financing Source and relating to such Beneficiary as specified in a Financing Source and Beneficiary Supplement or (ii) any Receivables Purchaser Beneficiary, a fraction the numerator of which is the then aggregate outstanding amount of the Manufacturer Receivables purchased by such Receivables Purchaser Beneficiary through such date of determination and in each case the denominator of which is the sum of the then aggregate indebtedness and other accrued monetary obligations of each of the Lessee Grantors and each of the Lessor Grantors, as applicable, then owing to all Financing Sources as specified under all Financing Source and Beneficiary Supplements and the then aggregate outstanding amount of the Manufacturer Receivables purchased by all such Receivables Purchaser Beneficiaries through such date of determination; provided, however, that if a Beneficiary must return any amount paid with respect to such obligations for any reason, such returned amounts shall be reinstated as obligations for purposes of the foregoing calculation.

“QI Beneficiary” means each Beneficiary acting on behalf of a Financing Source that has advanced the Intermediary funds the repayment of which is secured by Master Exchanged Vehicle Repurchase Rights under a Master Exchange Financing Agreement and has been designated as a QI Beneficiary pursuant to a Financing Source and Beneficiary Supplement.

“QI Parent Downgrade Event” shall mean, on any date of determination, either (i) JPMorgan Chase Bank, N.A. (or any entity that is a successor to JPMorgan Chase Bank, N.A. as the ultimate parent of the Intermediary) shall have a short-term credit rating of below “A-1+” from S&P or below “P-1” from Moody’s or (ii) if at any time JPMorgan Chase Bank, N.A. (or any entity that is a successor to  JPMorgan Chase Bank, N.A. as the ultimate parent of the Intermediary) does not have a short-term credit rating, JPMorgan Chase Bank, N.A. (or any entity that is a successor to JPMorgan Chase Bank, N.A. as the ultimate parent of the Intermediary) shall have a long-term credit rating of below “AA-” from S&P or below “Aa3” from Moody’s.

“Qualified Institution” means a depositary institution or trust company (which may include the Master Collateral Agent) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation and has a short-term debt rating of A-1+ by Standard & Poor’s and P-1 by Moody’s.

“Qualified Intermediary” means, with respect to a Financing Source, a party, designated in an Exchange Agreement as an intermediary for exchanges of Vehicles by the related Lessor Grantor or Lessee Grantor pursuant to such Exchange Agreement.

“Rating Agencies” means any rating agency, to the extent such agency, at the request of any of the Lessee Grantors or any of the Lessor Grantors pursuant to the applicable Financing Documents, is then rating the outstanding securities or indebtedness of any Financing Source.

“Rating Agency Confirmation Condition” with respect to any Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Reassignment” has the meaning set forth in Section 2.2.

“Reassignment Claim” has the meaning set forth in Section 2.2.

“Reassignment Report has the meaning set forth in Section 2.2.

“Receivables Pledgee Beneficiary” means each Beneficiary acting on behalf of a Financing Source that has advanced a Lessee Grantor or a Lessor Grantor funds the repayment of which is secured by Vehicle Repurchase Rights that constitute Unpledged Master Collateral and has been designated as a Receivables Pledgee Beneficiary pursuant to a Financing Source and Beneficiary Supplement.

“Receivables Purchaser Beneficiary” means each person or entity that has purchased Vehicle Repurchase Rights from a Lessee Grantor or a Lessor Grantor (or the Intermediary on behalf of Alamo Leasing) and has been designated as a Receivables Purchaser Beneficiary pursuant to a Beneficiary Supplement.

“Record Beneficiary” has the meaning set forth in Section 2.2.

“Redesignation Report” has the meaning set forth in Section 2.3.

“Refinanced Vehicles” with respect to any applicable Financing Source, shall have the meaning specified in the Financing Documents of such Financing Source.

“Refinanced Vehicle Schedule” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Related Beneficiary” means, with respect to each Financing Source designated pursuant to a Financing Source and Beneficiary Supplement, the Beneficiary designated as such in such Financing Source and Beneficiary Supplement or, if no Beneficiary is designated, such Financing Source.

“Related Financing Source” means, with respect to each Beneficiary designated pursuant to a Financing Source and Beneficiary Supplement, the Financing Source designated as such in such Financing Source and Beneficiary Supplement.

“Related Lease” means, with respect to a Financing Source or Beneficiary, each Lease specified as a Financing Document in the Financing Source and Beneficiary Supplement designating such Financing Source or Beneficiary as such.

“Related Master Collateral” means, (a) with respect to each Beneficiary designated as such pursuant to a Financing Source and Beneficiary Supplement, except for QI Beneficiaries, Receivables Purchaser Beneficiaries or Receivables Pledgee Beneficiaries, all Related Vehicles with respect to such Beneficiary and all Pledged Master Collateral relating to such Related Vehicles, including, but not limited to, the following:

(i)            all rights under each Manufacturer Program associated with such Related Vehicles to the extent such rights relate to such Related Vehicles, including any amendments thereof and all monies due and to become due in respect of such Related Vehicles under or in connection with each such Manufacturer Program whether payable as Vehicle repurchase prices, auction sales proceeds, guaranteed depreciation payments, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

(ii)           the Post LKE Reallocation Master Collateral Accounts and all funds from time to time deposited or held therein;

(iii)          all investments of funds on deposit in the Post LKE Reallocation Master Collateral Accounts, and all certificates, instruments and documents related to such investments;

(iv)          Eligible Receivables financed or refinanced by a Lessor Grantor with proceeds obtained from the Related Financing Source;

(v)           all sale or other disposition proceeds payable by any Person in respect of the disposition of such Related Vehicles;

(vi)          all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of such Related Vehicles;

(vii)         the Master Exchange Agreement and the Escrow Agreement, including any amendments thereof, all monies due and to become due in respect of the Related Vehicles thereunder, whether amounts payable by the Intermediary to, or on behalf of, any Lessor Grantor from the accounts maintained pursuant to this Agreement, the Master Exchange Agreement and the Escrow Agreement or payable as damages for breach of the Master Exchange Agreement, the Escrow Agreement or otherwise, and all other property payable by the Intermediary to, or on behalf of, any Lessor Grantor thereunder and all rights to compel performance and otherwise exercise remedies thereunder; provided, however, that in the case of any funds held in any of the accounts maintained pursuant to this Agreement, the Master Exchange Agreement and the Escrow Agreement that constitute Relinquished

Property Proceeds, such funds shall not constitute Related Master Collateral until such funds become Non-Qualified Funds; and

(viii)        any and all products and proceeds of any of the foregoing;

provided that, in no event shall any of the foregoing include any right, title or interest in Relinquished Property Rights, Excluded Payments or Unpledged Master Collateral, and in the case of Relinquished Property Rights and Unpledged Master Collateral from the time such Relinquished Property Rights or Unpledged Master Collateral become Relinquished Property Rights or Unpledged Master Collateral as a result of the assignment of such Relinquished Property Rights to the Intermediary or the pledge or sale of such Unpledged Master Collateral to the related Receivables Purchaser Beneficiary, Receivables Pledgee Beneficiary or QI Beneficiary, as applicable;

(b) with respect to each Receivables Purchaser Beneficiary designated as such pursuant to a Beneficiary Supplement, all Vehicle Repurchase Rights purchased by such Receivables Purchaser Beneficiary and any and all products and proceeds thereof, but solely to the extent that the proceeds of such Vehicle Repurchase Rights are being deposited into the Master Collateral Account;

(c) with respect to each QI Beneficiary designated as such pursuant to a Financing Source and Beneficiary Supplement, all Master Exchanged Vehicle Repurchase Rights securing advances made by the Related Financing Source pursuant to the Master Exchange Financing Agreement to which it is a party and any and all products and proceeds thereof; and

(d) with respect to each Receivables Pledgee Beneficiary designated as such pursuant to a Financing Source and Beneficiary Supplement, all Vehicle Repurchase Rights securing advances made by the Related Financing Source and any and all products and proceeds thereof.

“Related Month” means, with respect to any date, the most recently ended calendar month.

“Related Vehicles” means, with respect to any Beneficiary designated as such pursuant to a Financing Source and Beneficiary Supplement, (a) all Vehicles owned by a Lessor Grantor or Lessee Grantor, as applicable, and purchased, financed or refinanced, in whole or in part, by such Lessor Grantor or Lessee Grantor with proceeds obtained from the Related Financing Source or a Manufacturer providing credit for the purchase of Vehicles and (b) all other Vehicles owned by such Lessor Grantor or Lessee Grantor and leased under the Related Lease (including all redesignations, substitutions, replacements and exchanges with respect to such Vehicles and all Reassignments made for the benefit of such Beneficiary), including, in each case, all Certificates of Title with respect thereto.

“Relinquished Property Proceeds” is defined in Section 1.1 of the Master Exchange Agreement.

“Relinquished Property Rights” means, with respect to each Relinquished Vehicle, the related Relinquished Property Proceeds, together with respect to each Relinquished Vehicle that is subject to a Manufacturer Program, all right, title and interest of Alamo Leasing in, to and under each Manufacturer Program associated with any Relinquished Vehicles, to the extent such right, title and interest relates to such Relinquished Vehicles, including any amendments thereof.

“Relinquished Vehicle” means a Vehicle that is “Relinquished Property” under and as defined in Section 1.1 of the Master Exchange Agreement, and with respect to which, Alamo Leasing has directed the Intermediary to sell such Vehicle on the date such vehicle becomes Relinquished Property.

“Replacement Property” is defined in Section 1.1 of the Master Exchange Agreement.

“Replacement Vehicle” means an Eligible Vehicle (i) which is owned by a Lessor Grantor or Lessee Grantor, (ii) which has been delivered to a Lessor Grantor or a Lessee Grantor as provided in or pursuant to the Related Lease, (iii) with respect to which the Master Collateral Agent is noted as the first lienholder on the Certificate of Title therefor, (iv) which is subject to no Liens other than the Lien of the Master Collateral Agent and (v) which (a) has been acquired pursuant to an Exchange Agreement as a Replacement Vehicle for a Designated Vehicle or Designated Vehicles and (b) has been designated on the Master Servicer’s computer system as a Related Vehicle with respect to the Beneficiary to which the related Designated Vehicle or Designated Vehicles are designated.

“Repurchase Period” means, with respect to any Vehicle covered by a Manufacturer Program, the period during which such Vehicle may be turned in to the Manufacturer thereof or its agent or designee for repurchase or sale at Auction pursuant to the applicable Manufacturer Program.

“Repurchase Program” means a program pursuant to which a Manufacturer has agreed with any of the Lessee Grantors or any of the Lessor Grantors to repurchase certain Vehicles manufactured by it or one of its Affiliates during the specified Repurchase Period (and with respect to the program offered by General Motors Corporation, as such program is modified by the GM Freeze Agreement with respect to its 2004, 2005 and 2006 model year Vehicles).

“Required Asset Amount” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Required Enhancement Amount” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Second Amended and Restated Agreement” has the meaning set forth in the preamble hereto.

“Series of Notes” means any of the series of Rental Car Asset Backed Notes issued by any Lessor Grantor pursuant to any Lessor Grantor Base Indenture and the related Series Supplement.

“Series Supplement” means a supplement to any of the Lessor Grantor Base Indentures complying (to the extent applicable) with the terms of such Lessor Grantor Base Indenture.

“Seventh Amended and Restated Agreement” has the meaning set forth in the preamble hereto.

“Sixth Amended and Restated Agreement” has the meaning set forth in the preamble hereto.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sub-Servicer” has the meaning set forth in Section 3.6.

“Third Amended and Restated Agreement” has the meaning set forth in the preamble hereto.

“Trustee” means, initially, The Bank of New York, as trustee under the applicable Lessor Grantor Base Indenture and any related Series Supplement, or any successor trustee thereunder, and any other entity appointed as trustee under a Lessor Grantor Base Indenture and the related Series Supplement.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“Unpledged Master Collateral” means all Vehicle Repurchase Rights (i) purchased by a Receivables Purchaser Beneficiary (from the time such Vehicle Repurchase Rights are so purchased and the existing lien of the Master Collateral Agent is released pursuant to Section 2.7(d) hereof), but solely to the extent that the proceeds of such Vehicle Repurchase Rights payable by the related Manufacturer are required to be deposited into the Master Collateral Account or (ii) pledged to a Financing Source or its Related Beneficiary (and expressly not pledged to the Master Collateral Agent) pursuant to a Master Exchange Financing Agreement or otherwise (from the time such Vehicle Repurchase Rights are so pledged and the existing lien of the Master Collateral Agent is released pursuant to Section 2.7(d) hereof), but solely to the extent that the proceeds of such Vehicle Repurchase Rights payable by the related Manufacturer are required to be deposited into the Master Collateral Account and, in each case any and all products and proceeds of any of the foregoing.

“Vanguard” means Vanguard Car Rental USA Inc., a Delaware corporation, and its successors and assigns in accordance with the terms hereof.

“Vehicle” means each passenger automobile or light truck owned by any of the Lessee Grantors or any of the Lessor Grantors and purchased, financed or refinanced by any of the Lessee Grantors or any of the Lessor Grantors with proceeds obtained from a Financing Source (or from a Manufacturer providing credit for the purchase of Vehicles) and all other Vehicles owned by such Lessee Grantor or Lessor Grantor and leased under a Lease (including all redesignations, substitutions, replacements and exchanges with respect to such Vehicles and all Reassignments made for the benefit of any Beneficiary), together, in each case, with any replacement parts and repairs thereto.

“Vehicle Order” with respect to any applicable Financing Source, shall have the meaning, if any, specified in the Financing Documents of such Financing Source.

“Vehicle Repurchase Rights” means, with respect to a Vehicle subject to a Manufacturer Program, all right, title and interest of a Grantor Lessor or Grantor Lessee in, to and under each Manufacturer Program associated with such Vehicle, solely to the extent such right, title and interest relate to such Vehicle, including any amendments thereof and all monies due and to become due in respect of such Vehicle under or in connection with such Manufacturer Program, whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder; provided that for the avoidance of doubt, Master Exchanged Vehicle Repurchase Rights shall constitute Vehicle Repurchase Rights for all purposes hereunder and Exchanged Vehicle Repurchase Rights shall not constitute Vehicle Repurchase Rights.

“Weekly VIN Report” has the meaning set forth in Section 2.4(b).

“Weekly VIN Reporting Calculation Date” means the first Friday of each calendar month occurring on or after the 6th day of such calendar month, and each of the two following Fridays of such calendar month.

“Weekly VIN Vehicle Report Date” means the 12th calendar day following each Weekly VIN Reporting Calculation Date, or if such day is not a Business Day, the next succeeding Business Day.

SECTION 1.2                 Interpretation and Construction.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural and to the part include the whole.  The words “hereof”, “herein”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.  Sections and other headings contained in this Agreement are for reference purposes only and shall not control or effect the construction of this Agreement or the interpretation hereof in any respect.  Section, subsection and exhibit references are to this Agreement unless otherwise specified.  As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates.  Reference is hereby made to the Master Exchange Agreement (and the LKE Program implemented in accordance therewith) which should be read and construed in conjunction with this Agreement when interpreting or otherwise determining the context of any provision of this Agreement.

ARTICLE II

MASTER COLLATERAL AGENT AS LIENHOLDER
FOR CERTAIN BENEFICIARIES

SECTION 2.1                 Security Interest.

(a)           Grant by the Lessee Grantors.  As security for the payment of the respective obligations from time to time owing by each of the Lessee Grantors under the Financing Documents with respect to each Financing Source (and the Related Beneficiary, as assignee thereof), each of the Lessee Grantors hereby grants, pledges and assigns to the Master Collateral Agent for the benefit of each Financing Source (and the Related Beneficiary, as assignee thereof), to the extent of the Related Master Collateral with respect to such Related Beneficiary, a continuing, first priority security interest in all right, title and interest of such Lessee Grantor in, to and under the following, whether now owned or subsequently acquired or arising (the “Lessee Grantor Master Collateral”):

(i)            all Vehicles owned by such Lessee Grantor and all Certificates of Title with respect thereto;

(ii)           the Post LKE Reallocation Master Collateral Accounts and all funds from time to time deposited or held therein;

(iii)          all investments of funds on deposit in the Post LKE Reallocation Master Collateral Accounts, and all certificates, instruments and documents related to such investments;

(iv)          all rights under each Manufacturer Program associated with the Vehicles referred to in clause (i) above owned by such Lessee Grantor to the extent such rights relate to such Vehicles, including any amendments thereof and all monies due and to become due in respect of such Vehicles under or in connection with each such Manufacturer Program whether payable as Vehicle repurchase prices, auction sales proceeds, guaranteed depreciation payments, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

(v)           Eligible Receivables financed or refinanced by a Lessee Grantor under a Lease;

(vi)          all sale or other disposition proceeds payable by any Person in respect of the disposition of the Vehicles referred to in clause (i) above owned by such Lessee Grantor including, without limitation, auction proceeds;

(vii)         all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles referred to in clause (i) above owned by such Lessee Grantor;

(viii)        the Master Exchange Agreement and the Escrow Agreement, including any amendments thereof, all monies due and to become due to such Lessee Grantor in respect of the Related Vehicles thereunder, whether amounts payable by the Intermediary to, or on behalf of, such Lessee Grantor from the accounts maintained pursuant to this Agreement, the Master Exchange Agreement and the Escrow Agreement or payable as damages for breach of the Master Exchange Agreement, the Escrow Agreement or otherwise, and all other property payable by the Intermediary to, or on behalf of, such Lessee Grantor thereunder and all rights to compel performance and otherwise exercise remedies thereunder; provided, however, that in the case of any funds held in any of the accounts maintained pursuant to this Agreement, the Master Exchange Agreement and the Escrow Agreement that constitute Relinquished Property Proceeds, such funds shall not constitute Lessee Grantor Master Collateral until such funds become Non-Qualified Funds; and

(ix)           any and all products and proceeds of any of the foregoing;

provided that, in no event shall any of the foregoing include any right, title or interest in Relinquished Property Rights, Excluded Payments or Unpledged Master Collateral, and in the case of Relinquished Property Rights and Unpledged Master Collateral from the time such Relinquished Property Rights or Unpledged Master Collateral become Relinquished Property Rights or Unpledged Master Collateral as a result of the assignment of such Relinquished Property Rights to the Intermediary or the pledge or sale of such Unpledged Master Collateral to the related Receivables Purchaser Beneficiary, Receivables Pledgee Beneficiary or QI Beneficiary, as applicable.

(b)           Grant by the Lessor Grantors.  As security for the payment of the respective obligations from time to time owing by the Lessor Grantors under the Financing Documents with respect to each Financing Source (and the Related Beneficiary, as assignee thereof) under the Financing Documents with respect to such Financing Source, each of the Lessor Grantors hereby grants, pledges and assigns to the Master Collateral Agent for the benefit of each Financing Source (and the Related Beneficiary, as assignee thereof), to the extent of the Related Master Collateral with respect to such Related Beneficiary, a continuing, first priority security interest in all right, title and interest of such Lessor Grantor in, to and under the following, whether now owned or subsequently acquired or arising (the “Lessor Grantor Master Collateral” and together with the Lessee Grantor Master Collateral, the “Pledged Master Collateral”):

(i)            all Vehicles owned by such Lessor Grantor and all Certificates of Title with respect thereto;

(ii)           the Post LKE Reallocation Master Collateral Accounts and all funds from time to time deposited or held therein;

(iii)          all investments of funds on deposit in the Post LKE Reallocation Master Collateral Accounts, and all certificates, instruments and documents related to such investments;

(iv)          all rights under each Manufacturer Program (including, for the avoidance of doubt, the GM Freeze Agreement) associated with the Vehicles referred to in clause (i) above owned by any Lessor Grantor to the extent such rights relate to such Vehicles, including any amendments thereof and all monies due and to become due in respect of such Vehicles under or in connection with each such Manufacturer Program whether payable as Vehicle repurchase prices, auction sales proceeds, guaranteed depreciation payments, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

(v)           Eligible Receivables financed or refinanced by a Lessor Grantor with proceeds obtained from a Financing Source;

(vi)          all sale or other disposition proceeds payable by any Person in respect of the disposition of the Vehicles referred to in clause (i) above owned by such Lessor Grantor including, without limitation, auction proceeds;

(vii)         all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles referred to in clause (i) above owned by such Lessor Grantor;

(viii)        the Master Exchange Agreement and the Escrow Agreement, including any amendments thereof, all monies due and to become due to such Lessor Grantor in respect of the Related Vehicles thereunder, whether amounts payable by the Intermediary to, or on behalf of, such Lessor Grantor from the accounts maintained pursuant to this Agreement, the Master Exchange Agreement and the Escrow Agreement or payable as damages for breach of the Master Exchange Agreement, the Escrow Agreement or otherwise, and all other property payable by the Intermediary to, or on behalf of, such Lessor Grantor thereunder and all rights to compel performance and otherwise exercise remedies thereunder; provided, however, that in the case of any funds held in any of the accounts maintained pursuant to this Agreement, the Master Exchange Agreement and the Escrow Agreement that constitute Relinquished Property Proceeds, such funds shall not constitute Lessor Grantor Master Collateral until such funds become Non-Qualified Funds; and

(ix)           any and all products and proceeds of any of the foregoing;

and (a) NFLP hereby confirms its grant, pledge and assignment pursuant to the Original Amended and Restated Agreement and the Second Amended and Restated Agreement and (b) to the extent not covered by clause (a) above, each of the Lessor Grantors hereby confirms its grant, pledge and assignment pursuant to the Third Amended and Restated Agreement, the Fourth Amended and Restated Agreement, the Fifth Amended and Restated Agreement, the Sixth Amended and Restated Agreement and the Seventh Amended and Restated Agreement but solely to the extent of such Lessor Grantor Master Collateral specified above; provided that, in no event shall any of the foregoing include any right, title or interest in Relinquished Property Rights, Excluded Payments or Unpledged Master Collateral, and in the case of Relinquished Property Rights and Unpledged Master Collateral from the time such Relinquished Property Rights or Unpledged Master Collateral become Relinquished Property Rights or Unpledged Master Collateral as a result of the assignment of such Relinquished Property Rights to the Intermediary or the pledge or sale of such Unpledged Master Collateral to the related Receivables Purchaser Beneficiary, Receivables Pledgee Beneficiary or QI Beneficiary, as applicable.

                                Notwithstanding anything to the contrary contained in this Agreement, the pledge and security interest granted by (x) NFLP hereunder is an extension of the pledge and security interest granted under the Original Amended and Restated Agreement, the Second Amended and Restated Agreement, the Third Amended and Restated Agreement, the Fourth Amended and Restated Agreement, the Fifth Amended and Restated

Agreement, the Sixth Amended and Restated Agreement and the Seventh Amended and Restated Agreement, but solely to the extent of the Pledged Master Collateral defined herein and (y) Alamo Leasing hereunder is an extension of the pledge and security interest granted under the Third Amended and Restated Agreement, the Fourth Amended and Restated Agreement, the Fifth Amended and Restated Agreement, the Sixth Amended and Restated Agreement and the Seventh Amended and Restated Agreement, but solely to the extent of the Pledged Master Collateral defined herein.

                                Notwithstanding anything to the contrary contained in this Agreement, the Master Exchange Agreement, or any Financing Document, the Pledged Master Collateral shall not include, and each Lessor Grantor does not hereby pledge, assign, convey, deliver, transfer, or set over to the Master Collateral Agent or the Related Beneficiary, any security interest, lien, or other encumbrance in any Relinquished Property Rights, and the Pledged Master Collateral shall not include any such Relinquished Property Rights until such time as each Lessor Grantor is permitted to do so consistent with the limitations on the rights of a party to receive, pledge, borrow, or otherwise obtain the benefits of money or other property set forth in the “safe harbor” provisions of the Code and Section 1.1031(k)-1(g)(6) of the Treasury Regulations promulgated thereunder.

                                Each of Vanguard, the Lessee Grantors, the Lessor Grantors, each Financing Source and each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) hereby authorizes, and each of the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries hereby consents to, the Master Collateral Agent to be named as the first lienholder on the Certificates of Title for the Vehicles (or, with respect to any Vehicles in an Initial Fleet, as applicable, to be the assignee of the first lienholder on the Certificates of Title), in a representative capacity, as Master Collateral Agent for the Beneficiaries (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries).  The Master Collateral Agent agrees that all of its right, title and interest in and to the portion of the Master Collateral constituting Related Master Collateral with respect to each Beneficiary shall be solely for the benefit of the related Financing Source (and such Beneficiary, as assignee thereof) or Receivables Purchaser Beneficiary, QI Beneficiary or Receivables Pledgee Beneficiary, as applicable.

Each Financing Source and each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) hereby directs, and each of the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries hereby consents to, the Master Collateral Agent to execute and deliver as of the date set forth therein in its capacity as Master Collateral Agent hereunder each Assignment Agreement hereafter entered into by any of the Lessee Grantors or Lessor Grantors.

(c)           Each of the Lessor Grantor and the Lessee Grantors:

(i)            shall file, or cause to be filed, such financing statements and file, or cause to be filed, such continuation statements, all in such manner and in such places as may be required by law to preserve, maintain and perfect the security interest of the Master Collateral Agent in the Lessor Grantor Master Collateral and the Lessee Grantor Master Collateral;

(ii)           shall deliver (or cause to be delivered) to the Master Collateral Agent file-stamped copies of, or filing receipts for, any financing statements and continuation statements filed as provided above, as soon as available following such filing;

(iii)          authorizes the Master Collateral Agent or its agents to file such financing statements and continuation statements and to file such other financing statements and continuation statements as the Master Collateral Agent may deem advisable in connection with the security interest granted by each Lessor Grantor and Lessee Grantor pursuant to this Section 2.1; provided, that the Master Collateral Agent shall have no obligation to determine the advisability of any such filing;

(iv)          shall not change its name, identity or organizational structure in any manner that would make any financing statement or continuation statement filed in accordance with clause (i) above seriously misleading within the meaning of Section 9-506(c) or Section 9-508(b) of the Uniform Commercial Code, unless it shall have given the Master Collateral Agent at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements;

(v)           shall have an obligation to give the Master Collateral Agent at least 60 days’ prior written notice of any change in the jurisdiction in which it is organized if, as a result of such relocation, the applicable provisions of the Uniform Commercial Code would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.

SECTION 2.2                 Designation of Beneficiaries.  Any party which from time to time is designated as a Beneficiary pursuant to a Financing Source and Beneficiary Supplement will be the Beneficiary hereunder with respect to its Related Vehicles and all other Related Master Collateral.  The designation of Related Vehicles with respect to each Beneficiary on the Master Servicer’s computer system as evidenced by the most recently delivered Designation Report shall be considered prima facie evidence of such Beneficiary’s rights with respect to such Related Vehicles and the Related Master Collateral and shall create a rebuttable presumption as to the accuracy of such designation.  If at any time a Beneficiary reasonably believes that any designation of the Related Vehicles with respect to such Beneficiary by the Master Servicer is incorrect, it may dispute such designation by delivering a written notice to the Master Collateral Agent and the Master Servicer setting forth its claim (each, a “Reassignment Claim”) as to the correct designation of its Related Vehicles (any such designation that is changed by the Master Servicer in accordance with the provisions of this Section 2.2, a “Reassignment”); provided, however, that no Reassignment Claim may be filed with respect to a Related Vehicle after the date on which the disposition proceeds of such Related Vehicle have been paid to or at the direction of the applicable Beneficiary designated on the Master Servicer’s computer system.  The Master Collateral Agent, promptly upon receipt of such Reassignment Claim, shall distribute a copy thereof to each of the Lessee Grantors and the Lessor Grantors.  If no other Financing Source or Beneficiary is shown in the Master Servicer’s computer system as being the Related Financing Source or Related Beneficiary for any Vehicle subject to a Reassignment Claim, the Master Servicer shall effect such Reassignment, unless, within ten (10) Business Days of the delivery of such Reassignment Claim by a Beneficiary to the Master Collateral Agent, such Beneficiary shall notify the Master Collateral Agent and the Master Servicer in writing that it has withdrawn such Reassignment Claim.  If another Financing Source or Beneficiary is shown in the Master Servicer’s computer system as being the Related Financing Source or Related Beneficiary for a Vehicle subject to a Reassignment Claim, then the Master Servicer shall promptly notify the Master Collateral Agent who shall promptly notify such other Financing Source and Beneficiary of the Reassignment Claim.  Each such Financing Source and Beneficiary, within ten (10) Business Days of receipt of such notice from the Master Collateral Agent, shall notify the Master Collateral Agent in writing as to whether it consents to the disputing Beneficiary’s Reassignment.  If the Master Collateral Agent receives written notice from each such Beneficiary and Financing Source containing its consent to the disputing Beneficiary’s Reassignment within the period set forth above, it shall promptly notify the Master Servicer, and the Master Servicer shall effect such Reassignment.  If the Master Collateral Agent does not receive written notice from each such Beneficiary and Financing Source containing its consent to the disputing Beneficiary’s Reassignment within the period set forth above, it shall so notify the disputing Beneficiary and the Master Servicer.  Absent the consent of the Financing Source and Beneficiary shown in the Master Servicer’s computer system as the Related Financing Source and Related Beneficiary (the “Record Beneficiary”) with respect to a Vehicle subject to a Reassignment Claim, the Master Servicer shall not effect such Reassignment (unless it receives a Reassignment Report on or prior to the last day of the applicable Dispute Period as set forth below).  Prior to the distribution to a Beneficiary of proceeds in respect of the disposition of a Related Vehicle with respect to such Beneficiary, the sole method by which a disputing Beneficiary may successfully rebut the presumption of accuracy of the designation of the Record Beneficiary of the Vehicle subject to the Reassignment Claim shown in the Master Servicer’s computer system is to provide to the Master Collateral Agent, the Master Servicer and such other Financing Source and Beneficiary, within 120 days of the date on which it filed the applicable Reassignment Claim (the “Dispute Period”), a report of Independent Public Accountants hired by the Record Beneficiary with respect to a Vehicle subject to a Reassignment Claim and by the disputing Beneficiary to the effect that such Independent Public Accountants have performed the procedures set forth in such report (which procedures shall be agreed upon at the time of the hiring of the Independent Public Accountants and must be reasonably satisfactory to each of the Record Beneficiary and the disputing Beneficiary) and, based on such procedures, have concluded that the correct Beneficiary with respect to such Vehicle is the disputing Beneficiary (each such report, a “Reassignment Report”).  If a Reassignment Report is received by the Master Collateral Agent on or before the last day of the Dispute Period with respect to a Vehicle that is the subject of a Reassignment Claim, (i) if such Vehicle has not been disposed of, the Master Servicer will effect the Reassignment and (ii) if such Vehicle has been disposed of, the Master Collateral Agent will release the disposition proceeds for the benefit of the Beneficiary shown as the correct Beneficiary in the Reassignment Report in accordance with the terms of this Agreement and the Master Exchange Agreement (and the Master Servicer shall instruct the Master Collateral Agent as to the terms of the Master Exchange Agreement).  If a Reassignment Report is not received by the Master Collateral Agent on or before the last day of the Dispute Period with respect to a Vehicle that is the subject of a Reassignment Claim, the Master Servicer will not effect the Reassignment and, if such Vehicle has been disposed of, the Master Collateral Agent will release the disposition proceeds thereof to the Beneficiary shown as the Beneficiary in the Designation Report most recently delivered prior to the disposition.  The existence of an outstanding Reassignment Claim in respect of any Vehicle shall not interfere with the right, if any, of the Record Beneficiary with respect to such Vehicle, as shown in the Master Servicer’s computer system and evidenced in the most recently delivered Designation Report, to direct the Master Collateral Agent to dispose of such Vehicle in accordance with the Financing Documents with respect to such Beneficiary and, notwithstanding Section 4.4(i) and (j), the Master Collateral Agent shall comply with such direction without delay; provided, however, that if with respect to the disputing Beneficiary, a Default shall exist under the Financing Documents related to such Beneficiary and the Master Collateral Agent has been notified of such Default, then the Master Collateral Agent shall retain the disposition proceeds of any such Vehicle in a Master Collateral Account until the earlier of (i) the date on which such Reassignment Claim shall have been resolved and (ii) the last day of the Dispute Period.  Each Beneficiary expressly agrees that it will not challenge, dispute or interfere with the right of another Beneficiary to dispose of, or direct the Master Collateral Agent to dispose of, its Related Vehicles as shown in the Master Servicer’s computer system and evidenced in the most recently delivered Designation Report, even if such Beneficiary reasonably believes that the designation of its Related Vehicles in such Designation Report is incorrect.  After the distribution to a Beneficiary of proceeds in respect of the disposition of a Related Vehicle with respect to such Beneficiary, a disputing Beneficiary may pursue any right or remedy available to it under applicable law or in equity.

                                Any party which from time to time is designated as a Beneficiary pursuant to a Beneficiary Supplement will be the Beneficiary hereunder with respect to its Related Master Collateral.

Each Beneficiary (other than the Receivables Purchaser Beneficiaries, Receivables Pledgee Beneficiaries and the QI Beneficiaries) shall be entitled to the benefits of this Agreement only with respect to its Related Vehicles and Related Master Collateral and each Receivables Purchaser Beneficiary, Receivables Pledgee Beneficiary and QI Beneficiary shall be entitled to the benefits of this Agreement only with respect to its Related Master Collateral.  No Beneficiary shall have any interest in (i) any Vehicle which is not a Related Vehicle as to such Beneficiary, (ii) any funds in any Master Collateral Accounts that are proceeds of any Vehicle which is not a Related Vehicle as to such Beneficiary, except that each Receivables Purchaser Beneficiary, Receivables Pledgee Beneficiary and QI Beneficiary will have an interest in its Related Master Collateral consisting of Vehicle Repurchase Rights or the products or proceeds thereof even though it never had an interest in the Related Vehicle, (iii) rights under any Manufacturer Program with respect to any Vehicle which is not a Related Vehicle as to such Beneficiary except that each Receivables Purchaser Beneficiary, Receivables Pledgee Beneficiary and QI Beneficiary will have an interest in its Related Master Collateral consisting of Vehicle Repurchase Rights or the products or proceeds thereof even though it never had an interest in the Related Vehicle or (iv) any other Master Collateral which is not Related Master Collateral as to such Beneficiary (including any rights under the Master Exchange Agreement with respect to any Relinquished Vehicle which was not a Related Vehicle as to such Beneficiary), in each case regardless of the time, order, manner or nature of attachment or perfection of security interests in Vehicles (including the giving of, or failure to give, any purchase money security interest or other notice, or the order of filing financing statements), or any provision of the Uniform Commercial Code, the federal Bankruptcy Code, or other applicable law.  For the avoidance of doubt, (i) from the date of the sale of any Vehicle Repurchase Rights to a Receivables Purchaser Beneficiary, such Receivables Purchaser Beneficiary shall be the Beneficiary with respect to such Vehicle Repurchase Rights, notwithstanding the fact that such Receivables Purchaser Beneficiary was never the Beneficiary with respect to the Vehicles that gave rise to such Vehicle Repurchase Rights, (ii) from the date of the pledge of any Master Exchanged Vehicle Repurchase Rights to a QI Beneficiary or its Related Financing Source, if any, such QI Beneficiary shall be the Beneficiary with respect to such Master Exchanged Vehicle Repurchase Rights, notwithstanding the fact that such QI Beneficiary was never the Beneficiary with respect to the Vehicles that gave rise to such Master Exchanged Vehicle Repurchase Rights and (iii) from the date of the pledge of any Vehicle Repurchase Rights to a Receivables Pledgee Beneficiary or its Related Financing Source, if any, such Receivables Pledgee Beneficiary shall be the Beneficiary with respect to such pledged Vehicle Repurchase Rights, notwithstanding the fact that such Receivables Pledgee Beneficiary was never the Beneficiary with respect to the Vehicles that gave rise to such pledged Vehicle Repurchase Rights.

SECTION 2.3                 Redesignation of Beneficiaries.  Each of the Lessee Grantors and the Lessor Grantors, from time to time, may (i) finance additional Vehicles (and, to the extent provided in the related Financing Documents, Eligible Receivables and related Vehicle Repurchase Rights), with proceeds from a Financing Source, and/or (ii) refinance Vehicles then owned by it (and, to the extent provided in the related Financing

Documents, Eligible Receivables and related Vehicle Repurchase Rights) and financed by a Financing Source with proceeds from a different Financing Source (including without limitation, a QI Beneficiary or a Receivables Pledgee Beneficiary or their Related Financing Source) and/or (iii) sell Vehicle Repurchase Rights. In connection therewith, upon satisfaction of the applicable conditions described in this Section 2.3, the Master Servicer shall designate on its computer system (x) (i) the Financing Source, if applicable, the proceeds of which are used to finance or refinance such Vehicles and/or such Eligible Receivables and/or related Vehicle Repurchase Rights and (ii) the Beneficiary with respect to such Vehicles and/or Eligible Receivables and/or related Vehicle Repurchase Rights and (y) the Receivables Purchaser Beneficiary with respect to any sold Vehicle Repurchase Rights. In the case of a refinancing of Vehicles and/or Eligible Receivables and/or related Vehicle Repurchase Rights, upon repayment in full of all amounts owing to the old Financing Source in respect of such Vehicles and/or such Eligible Receivables and/or such related Vehicle Repurchase Rights under the Related Financing Documents or, in the case of a refinancing of Vehicle Repurchase Rights, payment in full of the amounts to be advanced against such Vehicle Repurchase Rights by the new Financing Source, and satisfaction of all conditions specified in such Related Financing Documents for the release of such Vehicles and/or Eligible Receivables and/or related Vehicle Repurchase Rights (I) such Vehicles and/or such Eligible Receivables and/or such related Vehicle Repurchase Rights, as the case may be, shall constitute Related Vehicles and/or Eligible Receivables and/or related Vehicle Repurchase Rights of the Beneficiary related to such new Financing Source, and (II) such Vehicles and/or such Eligible Receivables and/or such related Vehicle Repurchase Rights, as the case may be, shall cease to be Related Vehicles and/or Eligible Receivables and/or related Vehicle Repurchase Rights of the Beneficiary related to the old Financing Source.  In the case of a sale of Vehicle Repurchase Rights to a Receivables Purchaser Beneficiary, upon payment in full of the purchase price of such Vehicle Repurchase Rights and satisfaction of all conditions specified in the Related Financing Documents for the release of such Vehicle Repurchase Rights (I) such Vehicle Repurchase Rights shall constitute Vehicle Repurchase Rights of such Receivables Purchaser Beneficiary, and (II) such Vehicle Repurchase Rights shall cease to be Vehicle Repurchase Rights of the Beneficiary related to the old Financing Source.  Notwithstanding the foregoing, in connection with a refinancing of Related Vehicles and/or Eligible Receivables (excluding Vehicle Repurchase Rights), in each case with respect to a Beneficiary, the right of the Master Servicer to designate Vehicles (and, to the extent provided in the related Financing Documents, Eligible Receivables (excluding Vehicle Repurchase Rights)) that will cease to be Related Vehicles and/or Eligible Receivables (excluding Vehicle Repurchase Rights) with respect to such Beneficiary shall be subject to the conditions that immediately after giving effect to such designation:

(a)           no Default shall exist under the Financing Documents related to such Beneficiary or result from such redesignation (provided, however, that the Master Servicer shall have the right to make such redesignation for the purpose of curing such Default); and

(b)           such Beneficiary shall continue to have designated to it Related Vehicles (and, to the extent provided in the Financing Documents of such Beneficiary, Eligible Receivables and other eligible collateral) with a collateral value (as determined under the Financing Documents relating to the Financing Source with respect to such Beneficiary) not less than the collateral value required in such Financing Documents to support the outstanding loans or securities issued under such Financing Documents.

Each designation or redesignation by the Master Servicer shall automatically constitute a representation and warranty by the Master Servicer for the benefit of each related Beneficiary that the conditions in this Section 2.3 have been met and that all Related Vehicles of a Beneficiary meet the eligibility criteria set forth in the relevant Financing Documents and that, in the case of refinanced Vehicles and/or Eligible Receivables or sold or pledged Vehicle Repurchase Rights, the loans or securities of the original Financing Source with respect to such refinanced Vehicles and/or Eligible Receivables or sold or pledged Vehicle Repurchase Rights have been repaid in full or (x) are otherwise fully secured with eligible collateral (as determined under the Financing Documents with respect to such original Financing Source) or (y) in the case of a sale or pledge of Vehicle Repurchase Rights, are secured with eligible collateral (as determined under the Financing Documents with respect to such original Financing Source) with a value after giving effect to such sale or pledge not less than that required under such Financing Documents to effect such sale or pledge of Vehicle Repurchase Rights.  Such Vehicles shall be redesignated at their Net Book Value and such Eligible Receivables or Vehicle Repurchase Rights shall be redesignated at their outstanding face amount.  Except as provided in Section 2.5(b), no Beneficiary shall have any interest in any Vehicle or other Master Collateral for which it is no longer the Beneficiary hereunder, it being understood that, subject to the satisfaction of the conditions set forth in this Section 2.3 and satisfaction of all conditions specified in the related Financing Documents for the release of such Vehicle from the Related Lease or the release of such Eligible Receivables or Vehicle Repurchase Rights from the related Financing Documents, any such redesignation shall constitute a release by such Beneficiary of any interest therein.

If a redesignation of any Vehicle or Eligible Receivables or Vehicle Repurchase Rights pursuant to this Section 2.3 shall occur on any day, the Master Servicer shall furnish or cause to be furnished to the Master Collateral Agent on the next succeeding Business Day a report identifying (i) each Vehicle, identified by the vehicle identification number with respect to such Vehicle, so redesignated and the Eligible Receivables or Vehicle Repurchase Rights, in each case identified by the VIN with respect to the Vehicles giving rise to such Eligible Receivables or Vehicle Repurchase Rights, the Manufacturer of such Vehicle giving rise to such Eligible Receivables or Vehicle Repurchase Rights, the face amount of such Eligible Receivables or Vehicle Repurchase Rights and the amount of days, if any, such Eligible Receivables or Vehicle Repurchase Rights are past due, (ii) the Beneficiary with respect to such Vehicle or Eligible Receivables or Vehicle Repurchase Rights prior to the redesignation and (iii) the Beneficiary with respect to such Vehicle or Eligible Receivables or Vehicle Repurchase Rights after giving effect to such redesignation (such report, a “Redesignation Report”).

SECTION 2.4                 Master Servicer’s Reports.  (a)  Master Servicer’s Fleet Report.  On or prior to the twelfth day of each calendar month (or if the 12th such day is not a Business Day the next succeeding Business Day), the Master Servicer shall furnish or cause to be furnished to the Master Collateral Agent a report (which may be on diskette, magnetic tape or other electronic medium reasonably acceptable to the Master Collateral Agent) substantially in the form of Exhibit C (each such report, a “Fleet Report”) showing for each Beneficiary as of the last day of the immediately preceding calendar month (i) the Related Vehicles designated to such Beneficiary identified by the vehicle identification numbers with respect to such Related Vehicles and, if the Eligible Receivables or Vehicle Repurchase Rights with respect to any Vehicle that was a Related Vehicle on the previous Fleet Report have been redesignated to a Beneficiary other than the Beneficiary with respect to the Related Vehicle, the Eligible Receivables and Vehicle Repurchase Rights designated to such new Beneficiary, (ii) whether such Related Vehicles are owned by Vanguard, any other Lessee Grantor, NFLP, Alamo Leasing or any other Lessor Grantor, (iii) the Capitalized Cost and Net Book Value of such Related Vehicles (calculated in accordance with the Financing Documents relating to the applicable Financing Source) and (iv) the state in which each Vehicle is titled.  The Master Collateral Agent shall make the Fleet Report available for inspection by any Beneficiary at the Corporate Trust Office, during normal business hours, upon such Beneficiary’s prior written request.

                                (b)           Weekly VIN Report.  The Master Servicer shall furnish or cause to be furnished to the Master Collateral Agent and to each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) a report on the Weekly VIN Report Date (which may be on diskette, magnetic tape or other electronic medium reasonably acceptable to the Master Collateral Agent) substantially in the form of Exhibit H (each such report, a “Weekly VIN Report”) showing for each Beneficiary, as of the immediately preceding Weekly VIN Reporting Calculation Date, the Related Vehicles with respect to each Beneficiary, as shown on the Master Servicer’s computer system, identified by the vehicle identification number with respect to each such Related Vehicle.  In addition, after the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default with respect to any Financing Source, if the Master Collateral Agent, acting at the direction of the Related Beneficiary, requests a Weekly VIN Report, the Master Servicer shall furnish or cause to be furnished to the Master Collateral Agent and to such Beneficiary a report within two Business Days of such request, substantially in the form of Exhibit H showing, with respect to such Beneficiary, as of the most recent day that the Master Servicer in its reasonable best efforts can report but in any event no earlier than the 12th day prior to the date of the delivery of such report, (i) the Related Vehicles designated to such Beneficiary identified by the vehicle identification numbers with respect to such Related Vehicles and, if the Eligible Receivables or Vehicle Repurchase Rights with respect to any Vehicle that was a Related Vehicle on the previous Fleet Report have been redesignated to a Beneficiary other than the Beneficiary with respect to the Related Vehicle, the Eligible Receivables and Vehicle Repurchase Rights designated to such new Beneficiary, (ii) whether such Related Vehicles are owned by Vanguard, any other Lessee Grantor, NFLP, Alamo

Leasing or any other Lessor Grantor, (iii) the Capitalized Cost and Net Book Value of such Related Vehicles (calculated in accordance with the Financing Documents relating to the applicable Financing Source) and (iv) the state in which each Vehicle is titled, which report shall be deemed to be a Weekly VIN Report for all purposes hereunder.

SECTION 2.5                 Master Collateral Accounts.

(a)           (I) The Master Collateral Agent shall establish and maintain, or cause to be established and maintained, the accounts identified on Exhibit F (collectively, the “Joint Master Collateral Accounts”), in the joint name of Master Collateral Agent and the Intermediary, which accounts shall be titled “Citibank, N.A., as Master Collateral Agent, and Car for a Car, Corp., as Qualified Intermediary, for Alamo Financing L.P.”.  The Joint Master Collateral Accounts shall be maintained (i) with a Qualified Institution or (ii) as segregated trust accounts with the corporate trust department of a depository institution or trust company having corporate trust powers, provided that, if such accounts are not segregated trust accounts and are maintained with a Qualified Institution and at any time such Qualified Institution fails to satisfy the definition of Qualified Institution, then the Master Collateral Agent shall, within 10 Business Days of such failure, establish new Joint Master Collateral Accounts with a new Qualified Institution or new segregated trust accounts with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in such Joint Master Collateral Accounts.  In connection with the establishment of new Joint Master Collateral Accounts pursuant to the preceding sentence, the Master Collateral Agent and the Intermediary shall transfer into the new Joint Master Collateral Accounts all funds from the non-qualifying Joint Master Collateral Accounts.  Initially, the Joint Master Collateral Accounts will be established with the Master Collateral Agent.  The Master Collateral Agent hereby covenants and agrees that, unless otherwise expressly provided for herein, it will not create, incur, assume or permit to exist any lien upon the Joint Master Collateral Accounts or any funds on deposit therein.

                                                (II)  The Master Collateral Agent shall establish and maintain for the benefit of the Beneficiaries, or cause to be established and maintained, the accounts identified on Exhibit F (collectively, the “Post LKE Reallocation Master Collateral Accounts” and, together with the Joint Master Collateral Accounts, the “Master Collateral Accounts”), in the name of Master Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held for the respective benefit of each Beneficiary.  In the event that an LKE Reallocation Trigger Event occurs as a result of an Event of Bankruptcy with respect to the Intermediary or because the LKE Program is no longer in effect (as determined by the Master Servicer or Alamo Leasing in their sole discretion), then, promptly following receipt by the Master Collateral Agent of notice from the Master Servicer of such LKE Reallocation Trigger Event and for so long as such LKE Reallocation Trigger Event continues, all funds which are on deposit or are deposited from time to time into the Joint Master Collateral Account shall be promptly transferred into a Post LKE Reallocation Master Collateral Account; provided, however, that funds on deposit in a Joint Master Collateral Account will not be transferred if, in the

Master Collateral Agent’s reasonable judgment, they are subject to an automatic stay in bankruptcy or other legal process preventing their withdrawal.  The Post LKE Reallocation Master Collateral Accounts shall be maintained (i) with a Qualified Institution or (ii) as segregated trust accounts with the corporate trust department of a depository institution or trust company having corporate trust powers, provided that, if such accounts are not segregated trust accounts and are maintained with a Qualified Institution and at any time such Qualified Institution fails to satisfy the definition of Qualified Institution, then the Master Collateral Agent shall, within 10 Business Days of such failure, establish new Post LKE Reallocation Master Collateral Accounts with a new Qualified Institution or new segregated trust accounts with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in such Post LKE Reallocation Master Collateral Accounts.  In connection with the establishment of new Post LKE Reallocation Master Collateral Accounts pursuant to the preceding sentence, the Master Collateral Agent shall transfer into the new Post LKE Reallocation Master Collateral Accounts all funds from the non-qualifying Post LKE Reallocation Master Collateral Accounts.  The Master Servicer, for so long as any such LKE Reallocation Trigger Event shall be continuing, shall direct payments due under the Manufacturer Programs and (to the extent required pursuant to Section 2.5(c) hereof) payments with respect to other Master Collateral to be deposited directly into the Post LKE Reallocation Master Collateral Accounts by the Manufacturers and related auction dealers, shall deposit into the Post LKE Reallocation Master Collateral Accounts sale proceeds (including amounts paid to the Master Servicer by a Manufacturer as a result of the Master Servicer’s sale of such Vehicle outside such Manufacturer’s Manufacturer Program) and any other proceeds of the Pledged Master Collateral paid to the Master Servicer or a Lessor Grantor or Lessee Grantor (whether as a result of a violation of the provisions of Section 3.2(iii) or otherwise), by the second (2nd) Business Day following the Master Servicer’s or such Lessor Grantor’s or such Lessee Grantor’s receipt thereof and shall remit proceeds of the Vehicle Repurchase Rights comprising the Related Master Collateral of each Receivables Purchaser Beneficiary, Receivables Pledgee Beneficiary or QI Beneficiary, as applicable, paid to the Master Servicer or a Lessor Grantor or Lessee Grantor (whether as a result of a violation of the provisions of Section 3.2(iii) or otherwise), by the second (2nd) Business Day following the Master Servicer’s or such Lessor Grantor’s or such Lessee Grantor’s receipt thereof, in accordance with the Financing Documents for such Receivables Purchaser Beneficiary, Receivables Pledgee Beneficiary or QI Beneficiary, as applicable.

(b)           A Lessee Grantor or a Lessor Grantor may enter into an Exchange Agreement with respect to Vehicles owned by each of them, respectively, an interest in which has been pledged hereunder; provided that the conditions to effectiveness of any such Exchange Agreement with respect to such Vehicles specified in the definition thereof shall have been satisfied.  A Lessee Grantor or a Lessor Grantor may designate certain Vehicles as Designated Vehicles to be exchanged, pursuant to an Exchange Agreement, for one or more Replacement Vehicles.  Upon receiving either (i) the required Replacement Vehicle or Replacement Vehicles as Pledged Master Collateral and confirming their compliance with the requirements set forth in the definition of

“Replacement Vehicle” by receipt of Vehicle Orders and a Refinanced Vehicle Schedule, if any, covering such Replacement Vehicle or Replacement Vehicles, or (ii) written confirmation from the Master Servicer, dated not more than seven (7) days prior to the requested release date, to the effect that the release of the Master Collateral Agent’s Lien on such Designated Vehicle and on any Exchanged Vehicle Repurchase Rights and sales proceeds with respect thereto will not result in, as applicable, (a) the Required Asset Amount (calculated on such date) exceeding the Aggregate Asset Amount (calculated on such date, giving effect to all increases in the Ineligible Asset Amount through such date) under the applicable Financing Documents or (b) a Limited Liquidation Event of Default or an event which, with the giving of notice, the passage of time or both, would constitute a Limited Liquidation Event of Default with respect to the related Series of Notes, the Master Collateral Agent shall release its Lien on the related Designated Vehicle in accordance with Section 2.7, and such Designated Vehicle shall become an Exchanged Vehicle.  All proceeds related to Exchanged Vehicles, whether sale proceeds, amounts due under a Manufacturer Program, payments from Manufacturers in respect of turned-back Exchange Vehicles sold at Auction or any other proceeds, shall no longer be part of the Pledged Master Collateral and shall not be required to be deposited into the Master Collateral Accounts.

(c)           Other than as set forth in the following sentence, and, subject to the right, if any, of a Lessor Grantor or Lessee Grantor, as set forth in the applicable Related Lease, to deposit certain funds directly into the applicable Collection Account, the Master Servicer, the Lessee Grantors and the Lessor Grantors, as applicable, shall direct payments (i) representing amounts payable under Manufacturer Programs (including payments under any Guaranteed Depreciation Program), (ii) relating to the other Master Collateral and (iii) representing Relinquished Property Proceeds to be deposited, for so long as no LKE Reallocation Trigger Event shall have occurred and be continuing, into one or more of the Joint Master Collateral Accounts and, so long as an LKE Reallocation Trigger Event shall have occurred and be continuing, into one or more of the Post LKE Reallocation Master Collateral Accounts, (and the Master Servicer hereby instructs the Master Collateral Agent to deposit any such payments into the relevant Master Collateral Accounts).  Subject to the right, if any, of a Lessor Grantor or Lessee Grantor, as set forth in the applicable Related Lease, to deposit certain funds directly into the applicable Collection Account, by the second Business Day following its receipt thereof in available funds, each of the Lessee Grantors or Lessor Grantors will deposit, for so long as no LKE Reallocation Trigger Event shall have occurred and be continuing, into one or more of the Joint Master Collateral Accounts and, so long as an LKE Reallocation Trigger Event shall have occurred and be continuing, into one or more of the Post LKE Reallocation Master Collateral Accounts, proceeds received by any of the Lessee Grantors or Lessor Grantors from (i) sales of Vehicles other than to or through a Manufacturer under its Manufacturer Program (including any proceeds received from the sale or pledge of Vehicle Repurchase Rights), (ii) sales of Vehicles at Auction, and (iii) insurance proceeds and warranty payments received by any of the Lessee Grantors or Lessor Grantors during any period when insurance proceeds are required to be deposited in a Master Collateral Account under the applicable Financing Documents.  Each of the Lessee Grantors and

the Lessor Grantors will designate the Master Collateral Agent as loss payee on its physical damage and comprehensive insurance policies on the Vehicles and cause the proceeds thereof to be paid directly to the Master Collateral Agent; provided, however, that to the extent that Vanguard or any other Lessee Grantor is entitled to such insurance proceeds in accordance with the provisions of the Related Lease, upon request of the Master Servicer (and, if any Beneficiary has directed the Master Collateral Agent to obtain evidence of such entitlement, upon delivery of such evidence), such proceeds shall be paid by the Master Collateral Agent to the Master Servicer.  The Master Collateral Agent shall promptly notify the Master Servicer when funds are deposited or are on deposit in the Master Collateral Accounts.  For so long as no LKE Reallocation Trigger Event shall have occurred and be continuing, funds (other than Non-Qualified Funds) on deposit in any of the Joint Master Collateral Accounts shall be allocated and applied in accordance with the terms of the Master Exchange Agreement (and the Master Servicer shall instruct the Master Collateral Agent as to such allocations and applications).  For so long as an LKE Reallocation Trigger Event shall have occurred and be continuing and, with respect to Non-Qualified Funds, whether or not an LKE Reallocation Trigger Event shall have occurred or be continuing, the Master Servicer, promptly after receipt of notice from the Master Collateral Agent that funds have been deposited in the Master Collateral Accounts, but in no event more than seven (7) days after the receipt of funds by any of the Lessee Grantors or Lessor Grantors or receipt of such notice from the Master Collateral Agent, as the case may be, shall instruct the Master Collateral Agent (and, for so long as no LKE Reallocation Trigger Event shall have occurred and be continuing, in the event any such funds constitute Non-Qualified Funds, the Intermediary and Alamo Leasing) in writing, which instructions may be given by any employee of the Master Servicer as to whom an Authorized Agent has notified the Master Collateral Agent, and, if applicable, the Intermediary and Alamo Leasing, that such employee is authorized to deliver such instructions (an “Authorized Employee”), and upon which instructions the Master Collateral Agent, and, if applicable, the Intermediary and Alamo Leasing, may conclusively rely, as to (i) the amount thereof that constitutes Relinquished Property Proceeds and the amount thereof that constitutes Non-Qualified Funds, (ii) the amount thereof which represents payments arising from the Related Vehicles and Related Master Collateral of each Beneficiary and (iii) upon the occurrence and during the continuance of a Default and as needed under paragraph (d) below, the dollar amount thereof that is derived from the Lessee Grantor Master Collateral and the Lessor Grantor Master Collateral, respectively.  The Master Collateral Agent shall, pursuant to and promptly after receipt of such instructions from the Master Servicer, distribute or cause to be distributed to each Beneficiary the Non-Qualified Funds and, after the occurrence of an LKE Reallocation Trigger Event which is continuing, any other funds in the Master Collateral Accounts representing payments arising from the Related Vehicles and Related Master Collateral of such Beneficiary to an account previously specified in writing by such Beneficiary to the Master Collateral Agent, provided, however, that the Master Servicer shall not direct the Master Collateral Agent to so remit an amount in respect of Lessee Grantor Master Collateral or Lessor Grantor Master Collateral, as the case may be, that would exceed the amount required to pay all amounts owing to such Beneficiary or to the Financing Source related to such Beneficiary by each of the Lessee Grantors and the Lessor Grantors, respectively; provided further that at any time following a Liquidation Event of Default or a Limited Liquidation Event of Default with respect to a Financing Source, any amounts to be distributed by or at the direction of the Master Collateral Agent to the Related Beneficiary pursuant to this sentence shall be net of amounts owing to any Beneficiary Agent of such Related Beneficiary in respect of which the Master Collateral Agent shall have received a written invoice requesting payment accompanied by a written certification from such Beneficiary Agent that it has requested payment thereof from the Lessee Grantor or the Lessor Grantor responsible therefor and has not received payment of such amounts when due from such Lessee Grantor or Lessor Grantor.

(d)           At such time as no further distribution from any of the Lessee Grantors or Lessor Grantors (as applicable) to any Beneficiary, pursuant to the related Financing Documents, is required or will be required to be made pursuant to paragraph (c), all remaining funds allocated to such Beneficiaries in the Master Collateral Accounts shall be distributed to each of the Lessee Grantors and the Lessor Grantors, as their interests appear, upon the written direction of the Master Servicer  (and, in the event that any funds represent Relinquished Property Proceeds, only to the extent permitted under the Master Exchange Agreement).

(e)           If at any time the Master Collateral Agent, the Master Servicer or any Beneficiary shall receive any funds to which it is not entitled pursuant to the provisions of this Agreement, the Master Servicer or such Beneficiary shall so advise the Master Collateral Agent (upon which advice the Master Collateral Agent may conclusively rely) and the Master Collateral Agent, such Beneficiary or the Master Servicer, as the case may be, shall forthwith take reasonable steps to ensure that such funds are remitted to the Person so entitled thereto, such remittance to be made promptly after determination or advice thereof, as the case may be.

(f)            The Master Servicer and the Intermediary may instruct (upon which instruction the Master Collateral Agent may conclusively rely) the Master Collateral Agent to invest funds on deposit in the Joint Master Collateral Accounts in Permitted Investments.  The Master Servicer may instruct (upon which instruction the Master Collateral Agent may conclusively rely) the Master Collateral Agent to invest funds on deposit in the Post LKE Reallocation Master Collateral Accounts in Permitted Investments.  Such investment instructions may be given by any employee of the Master Servicer as to whom any of the Authorized Agents has notified the Master Collateral Agent that such employee is authorized to deliver such instructions.  If the Master Collateral Agent does not receive instructions from the Master Servicer and, if applicable, the Intermediary prior to 1:00 p.m. on any day as to the distribution or investment of any funds in the Master Collateral Accounts then the Master Collateral Agent shall invest such funds in Permitted Investments pursuant to the letters (the “Investment Letters”) previously delivered by the Master Servicer and, if applicable, the Intermediary to the Master Collateral Agent.  All such investments shall be redeemable or mature on the next Business Day.  The Master Collateral Agent shall not be responsible for any losses incurred on any investments made pursuant to this paragraph (f).

(g)           Joint Master Collateral Accounts Disputes.  If the Master Collateral Agent receives notice pursuant to Section 4.2(c) of the Master Exchange Agreement that the Intermediary has disapproved of any proposed transfer of funds from any of the Joint Master Collateral Accounts, then the Master Collateral Agent, upon written direction of the Master Servicer, and based solely on the information contained in such direction, shall deliver a certification to the Intermediary setting forth the amounts that should be so transferred.

SECTION 2.6                 Certificates of Title.

(a)           The Master Collateral Agent shall serve as custodian for the Certificates of Title relating to the Related Vehicles of each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries); provided that, unless such right is revoked as described in Section 2.6(c) in respect of the Certificates of Title relating to the Related Vehicles of a Beneficiary, the Master Servicer shall act as custodian for the Master Collateral Agent with respect to the Certificates of Title.  Until such time as the right of the Master Servicer to act as custodian for the Certificates of Title relating to the Related Vehicles of a Beneficiary shall be revoked and all Certificates of Title for all such Related Vehicles shall have been delivered to the Master Collateral Agent or its designee or agent, the Master Servicer shall cause each of the Lessee Grantors to hold all of the Certificates of Title with respect to Vehicles owned by any of the Lessor Grantors and leased by such Lessor Grantor to any of the Lessee Grantors or owned by any of the Lessee Grantors and leased from any of the Lessor Grantors in trust on behalf of the Master Servicer, in the Master Servicer’s capacity as agent of, and custodian for, the Master Collateral Agent.  The Master Servicer shall cause each of the Lessee Grantors to (i) unless otherwise provided in the applicable related Financing Documents, hold all such Certificates of Title under lock and key, in a safe, fireproof location at one or more of the offices specified in Exhibit D (as the same may be from time to time revised by the Master Servicer on thirty (30) days prior written notice to the parties hereto, and which lists all such locations); (ii) comply with all requirements relating to such Certificates of Title contained in any related Financing Document, including but not limited to, requirements relating to possession or maintenance of the Certificates of Title and notation of ownership and lienholder; and (iii) not release or surrender any Certificate of Title except in accordance with this Agreement (and in any event not release or surrender any of the Certificates of Title other than (A) Certificates of Title as to which the security interest of the Master Collateral Agent has been released in accordance with this Agreement or (B) Certificates of Title surrendered to the Master Collateral Agent (or its designee) upon revocation of the right of the Master Servicer to act as custodian therefor).

(b)           Except as provided in the applicable Financing Documents, the Master Servicer shall cause the Certificates of Title with respect to each Vehicle owned by any of the Lessee Grantors to show such Lessee Grantor, and each Vehicle owned by any of the Lessor Grantors to show such Lessor Grantor, as the registered owner and the Master Collateral Agent, as agent, as the first lienholder, at the address referred to in the next sentence.  On or prior to the date hereof, the Master Collateral Agent has established a separate Lockbox for each of the Lessee Grantors and the related Lessor Grantor to be used exclusively as the Master Collateral Agent’s address as first lienholder noted on the Certificate of Title, to which each such Lockbox the Master Collateral Agent shall have sole access at all times except for access by the Master Servicer and each respective Sub-Servicer permitted hereby.  The Master Collateral Agent shall permit the Master Servicer and each respective Sub-Servicer, if any, to have access to each Lockbox at all times until such time as each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) shall have revoked such rights of access to the Lockboxes in accordance with the terms and conditions of the applicable Financing Documents.  If less than all of the Beneficiaries (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) shall have revoked the rights of the Master Servicer and the Sub-Servicers to access the Lockboxes, the Master Servicer and the Sub-Servicers shall continue to have access to the Lockboxes.  Within two (2) Business Days of the receipt by the Master Collateral Agent of written direction from each of the Beneficiaries (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) (a copy of which shall be sent simultaneously to the Master Servicer by each such Beneficiary) revoking the Master Servicer’s and each Sub-Servicer’s rights of access to the Lockboxes, the Master Collateral Agent shall take all reasonable steps (i) to have the locks on the post office boxes constituting the Lockboxes changed, (ii) to terminate the right of access of the Master Servicer, each Sub-Servicer, if any, and the Lessee Grantors to the Lockboxes, (iii) to terminate the ability of the Master Servicer, each Sub-Servicer, if any, and the Lessee Grantors, and any employee or agent thereof, to pick up mail addressed to such Lockboxes pursuant to “Caller Service” or any other program by notifying the appropriate postal service personnel and (iv) if so directed by all of the Beneficiaries, to cause mail addressed to such Lockboxes to be forwarded to new Lockboxes to which the Master Servicer will not have access opened by the Master Collateral Agent in the sole name of the Master Collateral Agent in New York (the “New Lockboxes”).  The Master Servicer agrees that following such revocation of the rights of the Master Servicer and the Sub-Servicers to access the Lockboxes, if all of the Beneficiaries (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) direct the Master Collateral Agent to open the New Lockboxes, it will cause all applications submitted thereafter for Certificates of Title for all Vehicles to list the New Lockboxes as the address to which such Certificates of Title shall be mailed.

(c)           At the written direction of any Beneficiary (other than a Receivables Purchaser Beneficiary, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) (such direction to be substantially in the form of Exhibit K), if a Custody Revocation Trigger Event under the Financing Documents relating to such Beneficiary shall occur and be continuing, the Master Collateral Agent shall revoke the right of the Master Servicer to act as agent of, and custodian for, the Master Collateral Agent with respect to all Certificates of Title relating to such Beneficiary’s Related Vehicles.  Any such revocation shall be effective upon receipt of notice from the Master Collateral Agent thereof by the Master Servicer.  In connection with any such revocation by any such

Beneficiary, the Master Servicer, each Sub-Servicer, if any, and each Lessee Grantor holding any such Certificates of Title shall (A) surrender possession of such Certificates of Title relating to such Beneficiary’s Related Vehicles, together with all applications for Certificates of Title relating to such Beneficiary’s Related Vehicles, to the Master Collateral Agent (or its designee) as promptly as is reasonably practicable, but in any event (i) within ten (10) Business Days if at the time of such revocation there are 75,000 or more Certificates of Title relating to such Beneficiary’s Related Vehicles (including applications for Certificates of Title) that are required to be delivered in connection with such revocation or (ii) within  five (5) Business Days if at the time of such revocation there are 74,999 or fewer Certificates of Title relating to such Beneficiary’s Related Vehicles (including applications for Certificates of Title) that are required to be delivered in connection with such revocation and (B) deliver any additional Certificates of Title relating to such Beneficiary’s Related Vehicles that are received in the Lockboxes following such revocation to the Master Collateral Agent (or its designee) within two (2) Business Days of receipt thereof.

(d)           Reserved.

(e)           After the right of the Master Servicer to act as custodian has been revoked with respect to a Beneficiary’s Related Vehicles as described in Section 2.6(c), the Master Collateral Agent or its agent shall hold the Certificates of Title for each Related Vehicle of such Beneficiary as custodian on behalf of such Beneficiary and shall comply with any instructions given to the Master Collateral Agent by such Beneficiary with respect to such Certificates of Title, including instructions relating to maintenance and possession of such Certificates of Title and the notation of the Lien of the Master Collateral Agent.  In accordance with the provisions of Section 4.1(d), the Master Collateral Agent may at any time delegate any of its duties relating to maintenance and possession of the Certificates of Title.  All fees and expenses incurred by the Master Collateral Agent in transferring such duties and all fees and expenses charged or incurred by any such designee in performing such services shall be paid by the Lessee Grantors and Vanguard in the same manner as other costs and expenses of the Master Collateral Agent are payable by such parties as described in Section 4.8.

SECTION 2.7                 Release of Collateral.

(a)           (i)            With respect to any Designated Vehicle, upon receiving the required items specified in clause (i) or (ii) of Section 2.5(b), and upon satisfaction of the following conditions precedent immediately prior to the release of the Master Collateral Agent’s security interest:  (i) such Designated Vehicles satisfy all the requirements specified in clause (ii) of the definition of “Exchanged Vehicle”, (ii) no Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default has occurred and is continuing under the Financing Documents of the related Financing Source, and (iii) all conditions precedent, if any, specified in any Financing Document with respect to the release of the related Beneficiary’s Lien on such Designated Vehicle have been satisfied, then the Lien and security interest of the Master Collateral Agent on such a Designated Vehicle and on any Exchanged Vehicle Repurchase Rights related thereto and on any sales proceeds with respect to Exchanged Vehicles will be automatically released.

                                                (ii)           With respect to any Relinquished Vehicle, upon satisfaction of the following conditions precedent immediately prior to the release of the Master Collateral Agent’s security interest: (i) no Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default has occurred and is continuing under the Financing Documents of the related Financing Source, and (ii) all conditions precedent, if any, specified in any Financing Document (including without limitation the related Lessor Grantor’s Base Indenture) with respect to the release of the related Beneficiary’s Lien on such Relinquished Vehicle have been satisfied, then the Lien and security interest of the Master Collateral Agent on such a Relinquished Vehicle will be automatically released.

(b)           The Master Collateral Agent in connection with its entry into each Financing Source and Beneficiary Supplement, by its execution thereof, shall be deemed to have granted and shall grant to the Master Servicer and each Lessee Grantor a separate power of attorney with respect to each Beneficiary’s Related Vehicles, with full power of substitution, to take any and all actions, in the name of the Master Collateral Agent, (i) to note the Master Collateral Agent as the holder of a first Lien on the Certificates of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title (other than (to the extent so permitted under the Financing Documents of the related Financing Source) Certificates of Title relating to Vehicles in an Initial Fleet) is in the name of the Master Collateral Agent, (ii) to release the Master Collateral Agent’s Lien on any Certificate of Title in connection with the sale or disposition of the related Vehicle permitted pursuant to the provisions of the Financing Documents relating to such Vehicle; and (iii) to release the Master Collateral Agent’s Lien on any Certificate of Title with respect to any Vehicle which is not a Related Vehicle with respect to any Beneficiary.  Nothing in this Agreement shall be construed as authorization from the Master Collateral Agent to the Master Servicer or any Lessee Grantor to release any Lien on the Certificates of Title except upon compliance with this Agreement and the related Financing Documents.

(c)           Each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) may cause the Master Collateral Agent to terminate the power of attorney referred to in Section 2.7(b) (including the related power granted under Section 2.8 or under a Financing Source and Beneficiary Supplement) with respect to such Beneficiary after the occurrence, and during the continuance, of a Custody Revocation Trigger Event under the related Financing Documents by giving written notice (such notice to be substantially in the form of Exhibit I) to such effect to the Master Servicer, Vanguard and the Master Collateral Agent.  In addition, if the right of the Master Servicer to act as custodian for the Certificates of Title with respect to a Beneficiary’s Related Vehicles shall be revoked as described in Section 2.6(c), the Master Collateral Agent shall promptly terminate the power of attorney referred to in Sections 2.7(b) and 2.8 (including the related power granted under a Financing Source and Beneficiary Supplement) with respect to such

Beneficiary by delivering a written notice (such notice to be substantially in the form of Exhibit L) to such effect to the Master Servicer and Vanguard.  After any such termination, the Master Collateral Agent shall not release any Lien on such Beneficiary’s Related Vehicles (at the direction of the Master Servicer or otherwise) unless such Beneficiary shall consent in writing to such release.

                                The Master Servicer will, upon request of the Master Collateral Agent, provide the Master Collateral Agent or any applicable Beneficiary with a list of Vehicles as to which the Lien of the Master Collateral Agent has been released during the Related Month.  In connection with any release permitted under this Section 2.7, the Master Collateral Agent and each Beneficiary agree to execute such further documents, if any, as may be reasonably requested by the Master Servicer to effect such release.

(d)           With respect to any Vehicle Repurchase Rights sold to a Receivables Purchaser Beneficiary or pledged to secure an advance made by a Beneficiary (including, without limitation a QI Beneficiary or a Receivables Pledgee Beneficiary) or its Related Financing Source, upon receipt of the full proceeds from such sale or advance, and upon satisfaction of the conditions precedent to such sale or advance specified in Section 2.3 hereof then the Lien and security interest of the Master Collateral Agent on such Vehicle Repurchase Rights and all products and proceeds thereof will be automatically released.  Notwithstanding the release of the Master Collateral Agent’s lien on such Vehicle Repurchase Rights and the proceeds thereof, the Master Collateral Agent shall continue to act as the agent of (x) each Receivables Purchaser Beneficiary purchasing such Vehicle Repurchase Rights, but solely to the extent that the proceeds of such Vehicle Repurchase Rights are being deposited into the Master Collateral Account and (y) each Beneficiary (including, without limitation a QI Beneficiary or a Receivables Pledgee Beneficiary) to whom such Vehicle Repurchase Rights have been pledged, with respect to all payments required to be made pursuant to the Vehicle Repurchase Rights which shall be deposited in the Master Collateral Account in respect of such Vehicle Repurchase Rights, and the Master Collateral Agent shall distribute such funds in accordance with instructions received from the Master Servicer and delivered in accordance with the terms of this Agreement. The Master Servicer shall notify the original Beneficiary in respect of Vehicle Repurchase Rights redesignated upon a sale or pledge of such Vehicle Repurchase Rights if payments in respect of such redesignated Vehicle Repurchase Rights which are required to be paid into the Master Collateral Account are not received in the Master Collateral Account within 100 days of the Due Date for such Vehicle Repurchase Rights.

SECTION 2.8                 Power of Attorney.  To further evidence each power of attorney referred to in Section 2.7, the Master Collateral Agent agrees that upon request of the Master Servicer it will execute a separate power of attorney substantially in the form of Exhibit E.

SECTION 2.9                 Notice of Liquidation Event of Default and Limited Liquidation Event of Default.  Upon the receipt of notice by the Master Collateral Agent of the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of

Default with respect to a Financing Source and its Related Beneficiary, the Master Collateral Agent promptly shall forward a copy of such notice to each Beneficiary.

SECTION 2.10               Additional Reports.  For so long as the GM Freeze Agreement shall be in effect and there are any Vehicles eligible under the GM Freeze Agreement, the Master Servicer, within 10 days following the commencement of a Freeze Period (as defined in the GM Freeze Agreement), shall furnish or cause to be furnished to General Motors Corporation, at the address set forth in the GM Freeze Agreement, a report (which may be on diskette, magnetic tape or other electronic medium reasonably acceptable to General Motors Corporation) showing the vehicle identification number and mileage of each Vehicle eligible under the GM Freeze Agreement as of the first day of such Freeze Period.

ARTICLE II

THE MASTER SERVICER

SECTION 3.1                 Acceptance of Appointment.  Each Financing Source and each Beneficiary hereby directs the Master Collateral Agent to appoint Vanguard to act as initial Master Servicer.  The Master Collateral Agent, acting pursuant to such direction, hereby appoints Vanguard, and Vanguard hereby agrees to act, as the initial Master Servicer under this Agreement.

SECTION 3.2                 Master Servicer Functions.  The Master Servicer shall (together with the related Sub-Servicers, if any) service and administer the Vehicles, and without limitation of the foregoing, the Master Servicer shall: (i) except as provided in the Financing Documents, cause the Master Collateral Agent to be shown as the first lienholder on all Certificates of Title (other than (to the extent so permitted under the Financing Documents of the related Financing Source) Certificates of Title relating to Vehicles in an Initial Fleet), (ii) in accordance with the requirements of the Financing Documents related to a Financing Source and as applicable thereunder, designate Vehicles as Related Vehicles (and, to the extent provided in the related Financing Documents, Eligible Receivables) on its computer system in accordance with Sections 2.2 and 2.3 such that after giving effect thereto each Beneficiary shall have designated to it as Related Vehicles on the computer records of the Master Servicer all Vehicles that have been purchased, financed or refinanced with funds provided from the Financing Source or as otherwise provided in a Financing Source and Beneficiary Supplement with respect to such Beneficiary, plus all other Vehicles leased under the Related Lease, such that after giving effect thereto each Beneficiary shall have designated to it Related Vehicles constituting Eligible Vehicles (and, to the extent provided in the related Financing Documents, Eligible Receivables and other eligible collateral) with a collateral value (as determined under the relevant Financing Documents relating to the Related Financing Source) not less than the collateral value required in the Financing Documents of such Beneficiary to support the outstanding loans or securities issued under such Financing Documents, (iii) direct payments due under the Manufacturer Programs (to the extent not deposited directly into the Master Collateral Accounts) and, to the extent required pursuant to Section 2.5(c) hereof, payments with respect to other Master Collateral to be deposited directly by the Manufacturers and related auction dealers, for so long as no LKE Reallocation Trigger Event shall have occurred and be continuing, into the Joint Master Collateral Accounts, and for so long as an LKE Reallocation Trigger Event shall have occurred and be continuing, into the Post LKE Reallocation Master Collateral Accounts, in each case in accordance with this Agreement except payments which are to be deposited directly to the Group I Collection Account, if any, (iv) deposit, for so long as no LKE Reallocation Trigger Event shall have occurred and be continuing, into the Joint Master Collateral Accounts, and for so long as an LKE Reallocation Trigger Event shall have occurred and be continuing, into the Post LKE Reallocation Master Collateral Accounts, sale proceeds (including amounts paid to the Master Servicer by a Manufacturer as a result of the Master Servicer’s sale of such Vehicle outside such Manufacturer’s Manufacturer Program) and any other proceeds of the Pledged Master Collateral paid to the Master Servicer or a Lessor Grantor or Lessee Grantor (whether as a result of a violation of the provisions of Section 3.2(iii) or otherwise), by the second (2nd) Business Day following the Master Servicer’s or such Lessor Grantor’s or such Lessee Grantor’s receipt thereof, (v) remit proceeds of the Vehicle Repurchase Rights comprising the Related Master Collateral of each Receivables Purchaser Beneficiary paid to the Master Servicer or a Lessor Grantor or Lessee Grantor (whether as a result of a violation of the provisions of Section 3.2(iii) or otherwise), by the second (2nd) Business Day following the Master Servicer’s or such Lessor Grantor’s or such Lessee Grantor’s receipt thereof, in accordance with the Financing Documents for such Receivables Purchaser Beneficiary, (vi) remit proceeds of the Vehicle Repurchase Rights pledged to a QI Beneficiary on behalf of a Master Exchange Lender under a Master Exchange Financing Agreement or pledged to a Receivable Pledgee Beneficiary under the Related Financing Documents that are paid to the Master Servicer or a Lessor Grantor or Lessee Grantor (whether as a result of a violation of the provisions of Section 3.2(iii) or otherwise), by the second (2nd) Business Day following the Master Servicer’s or such Lessor Grantor’s or such Lessee Grantor’s receipt thereof, in accordance with the Financing Documents related to such QI Beneficiary or Receivables Pledgee Beneficiary, (vii) to the extent provided under the applicable Financing Documents, turn in Vehicles owned by the Lessee Grantors and the Lessor Grantors and covered by Manufacturer Programs to the relevant Manufacturer within the applicable repurchase period and comply with all of its obligations under the Manufacturer Programs, (viii) furnish or cause to be furnished the Master Servicer’s Fleet Report as provided in Section 2.4, (ix) furnish or cause to be furnished the Master Servicer’s Weekly VIN Report as provided in Section 2.9, (x) furnish or cause to be furnished the information required by Section 2.10, (xi) instruct the Master Collateral Agent and the Intermediary, as applicable, to make distributions, withdrawals and payments from the Master Collateral Accounts in accordance with Section 2.5(c), 2.5(d), and 2.5(e), and, for so long as no LKE Reallocation Trigger Event shall have occurred and be continuing, in accordance with the Master Exchange Agreement, (xii) execute and deliver, for the benefit of the Beneficiaries, any and all documents with respect to the Vehicles and the Manufacturer Programs and, to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Manufacturer Programs, (xiii) perform the functions described in Section 2.7, (xiv) perform the functions of the Exchangor under the Master Exchange Agreement and the Escrow Agreement, and (xv) otherwise administer and service Vehicles in accordance with the Financing Documents.  The Master Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder (including, without limitation, the related Sub-Servicers, if any), to do any and all things in connection with its servicing and administration duties which it may deem necessary or desirable to accomplish such servicing and administration duties and which does not materially adversely affect the interests of any Beneficiary or the likelihood of repayment of the indebtedness to the Financing Sources unless otherwise prohibited by applicable Financing Documents.  Nothing in this Agreement shall at any time prevent the Master Servicer from in good faith taking any action to assure that its systems and records relating to the Vehicles and the Financing Sources and Beneficiaries are at all times accurate.

SECTION 3.3                 The Master Servicer Not to Resign.  Without the prior written consent of the Master Collateral Agent, each of the Beneficiaries and the Rating Agencies, the Master Servicer shall not resign from the obligations and duties imposed on it hereunder.

SECTION 3.4                 Servicing Rights of Master Collateral Agent.

(a)           If the Master Servicer shall fail to perform any of its duties or obligations hereunder or under any Financing Document with respect to any portion of a Beneficiary’s Related Master Collateral, after written notice thereof to the Master Servicer and the opportunity to cure such failure for a period of five (5) Business Days, (i) the Master Collateral Agent, at the direction and at the expense of such Beneficiary, shall take such action, or cause such action to be taken pursuant to Section 4.1(d), to perform or cause to be performed such duties or obligations with respect to such Related Master Collateral as shall be so directed by such Beneficiary, whereupon the Master Collateral Agent shall have full right and authority to take or cause to be taken such action so directed and (ii) if such Beneficiary shall so direct, the Master Servicer’s right and authority to perform any such duties or act as Master Servicer with respect to such Beneficiary and its Related Master Collateral shall cease; provided, in each case, that, such action or direction is permitted by the related Financing Documents and this Agreement.

(b)           In the event that the Master Collateral Agent is directed to take any action with respect to the Master Collateral or perform any obligation of the Master Servicer pursuant to Section 3.4(a), the Master Servicer shall fully cooperate with the Master Collateral Agent in any way requested by the Master Collateral Agent or the applicable Beneficiary in order to assist the Master Collateral Agent in taking any such action or performing any such duty.

SECTION 3.5                 Incumbency Certificate.  With the delivery of this Agreement and from time to time thereafter, each of the Lessee Grantors, each of the Lessor Grantors and the Master Servicer shall furnish to the Master Collateral Agent a certificate (each, an “Incumbency Certificate”) certifying as to the incumbency and specimen signatures of officers and employees of the Lessee Grantors, the Lessor Grantors and the Master Servicer, respectively (the “Authorized Agents”) authorized to act, and to give instructions and notices, on behalf of each of the Lessee Grantors, the Lessor Grantors and the Master Servicer, respectively, hereunder.  Until the Master Collateral Agent receives a subsequent Incumbency Certificate, the Master Collateral Agent shall be entitled to rely on the last such Incumbency Certificate delivered to it for purposes of determining the Authorized Agents.

SECTION 3.6                 Sub-Servicers.  The Master Servicer may delegate to a lessee under a Lease or another Affiliate of the Master Servicer (each such delegee, in such capacity, a “Sub-Servicer”) the performance of the Master Servicer’s obligations as Master Servicer in respect of Master Collateral (but the Master Servicer shall remain fully liable for its obligations in respect of such Master Collateral under this Agreement).  In addition, the Master Servicer may delegate to the Custodian (under and as defined in the Custody Agreement, dated as of November 30, 2004, by and between Vanguard and SGS Automotive Services Inc. (as amended, restated, supplemented or otherwise modified from time to time, the “Custody Agreement”)) the performance of certain of the Master Servicer’s obligations as Master Servicer in respect of Master Collateral, to the extent specified in the Custody Agreement (but the Master Servicer shall remain fully liable for its obligations in respect of such Master Collateral under this Agreement).

SECTION 3.7                 Coding Procedures Certificate.  With the delivery of this Agreement and on each April 30 and October 31 thereafter, the Master Servicer shall furnish to the Master Collateral Agent a certificate (each, a “Coding Procedures Certificate”) describing the procedures used by the Master Servicer to identify the Related Vehicles with respect to each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI

Beneficiaries) on its computer system and certifying that the procedures described therein are accurate in all material respects as of the date of such certificate.  The most recently delivered Coding Procedures Certificate shall be deemed to update and amend Exhibit J hereto.  The Master Servicer may change the procedures utilized by it to identify the Related Vehicles with respect to each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries) on its computer system from time to time in its sole discretion so long as such changes would not cause the Master Servicer to be unable to correctly identify the Related Vehicles with respect to each Beneficiary (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries); provided that within fifteen (15) Business Days of making any change to such procedures which in the Master Servicer’s sole discretion is deemed to be material, the Master Servicer shall deliver an updated Coding Procedures Certificate incorporating such changes to each of the Beneficiaries (other than the Receivables Purchaser Beneficiaries, the Receivables Pledgee Beneficiaries and the QI Beneficiaries), the Financing Sources, the Lessee Grantors, the Lessor Grantors and the Master Collateral Agent.  Notwithstanding the provisions of Section 5.1, any such change to the procedures shall not require the consent of any Beneficiary, any Financing Source, any Lessee Grantor, any Lessor Grantor or the Master Collateral Agent or require any confirmation from any of the Rating Agencies.

ARTICLE III

THE MASTER COLLATERAL AGENT

SECTION 4.1                 Appointment.  (a)  Each Financing Source and each Beneficiary, by its execution of this Agreement, appoints the Master Collateral Agent as its Master Collateral Agent under and for purposes of this Agreement.  Each Financing Source and each Beneficiary authorizes the Master Collateral Agent to act on behalf of such Financing Source and Beneficiary under this Agreement and, in the absence of other written instructions from a Beneficiary with respect to its Related Vehicles and/or Related Master Collateral as may be received from time to time by the Master Collateral Agent (with respect to which the Master Collateral Agent agrees that it will comply), subject to the other provisions of this Article IV, to exercise such powers hereunder as are specifically delegated to or required of the Master Collateral Agent by the terms hereof and to exercise such powers as are provided to each Financing Source and Beneficiary with respect to its Related Vehicles and/or other Related Master Collateral under the related Financing Documents and with such powers as may be reasonably incidental thereto; provided that to the extent any Financing Source or Related Beneficiary appoints a Beneficiary Agent to perform any of the duties of the Master Collateral Agent hereunder with respect to its Related Vehicles or Related Master Collateral, the Master Collateral Agent shall have no obligation to perform, and shall have no liability in respect of, such duties with respect to the Related Vehicles or Related Master Collateral, or, to the extent such duties include the disposition of the Related Vehicles, with respect to custody of the Certificates of Title in respect thereto, with respect to such Financing Source and such Related Beneficiary; provided, however, that the Master Collateral Agent shall fully cooperate with such Beneficiary Agent in any way reasonably requested by such Beneficiary Agent or such Beneficiary in order to assist such Beneficiary Agent in performing any such duty (including, without limitation, granting such Beneficiary Agent a separate power of attorney with respect to such duties, substantially in the form of Exhibit E).  In addition, the Master Collateral Agent shall not be liable for any acts or omissions of such Beneficiary Agent in connection with this Agreement or any power of attorney delivered pursuant hereto.  The Master Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of each of the Beneficiaries, in its name and stead, for such purposes as are necessary or desirable to effectuate the provisions of this Agreement, including, without limitation, in exercising remedies upon or otherwise dealing with the Master Collateral.  Each such power of attorney is irrevocable and coupled with an interest.  The Master Collateral Agent may transfer any such power of attorney in connection with any delegation of its duties pursuant to Section 4.1(d).

(b)           If any Beneficiary represents to the Master Collateral Agent that it has the right to act with respect to its Related Master Collateral pursuant to its related Financing Documents, then the Master Collateral Agent may conclusively rely upon such representation and shall exercise any and all rights, remedies, powers and privileges available to such Beneficiary with respect to its Related Master Collateral to the extent and in the manner directed by such Beneficiary, at such Beneficiary’s expense and subject to the other provisions of this Agreement (including without limitation Section 4.4(g)), as permitted under the related Financing Documents, including, without limitation, the transmission of notices of default, repossession and sale of Related Vehicles, and the institution of legal or administrative actions or proceedings.  Each of the Lessee Grantors, the Lessor Grantors, the Beneficiaries and the Financing Sources agrees that the Master Collateral Agent may exercise such rights, remedies, powers and privileges in lieu of a Beneficiary in accordance with the preceding sentence and agrees that the appropriate Lessee Grantor or the appropriate Lessor Grantor shall reimburse the Master Collateral Agent for such enforcement expenses only to the same extent that it would be obligated to reimburse the applicable Beneficiary for such enforcement expenses pursuant to the related Financing Documents.

(c)           Instructions given to the Master Collateral Agent by any Beneficiary shall comply (and delivery of any such instructions by a Beneficiary to the Master Collateral Agent shall be deemed to be a representation and warranty by such Beneficiary that such instructions comply) with the Financing Documents of such Beneficiary.

(d)           The Master Collateral Agent may at any time delegate any duties or obligations hereunder (including, but not limited to, any duties or obligations arising pursuant to Section 2.6(b), 2.6(c), 3.4, 4.1(a) or 4.1(b)) to any Person (i) satisfying the requirements of Section 4.6 or (ii) approved by each Beneficiary (or, in the case where a Beneficiary has individual rights and remedies, approved by the applicable Beneficiary or Beneficiaries), in either case who agrees to conduct such duties in accordance with the terms hereof; provided that any delegation of duties or obligations of the Master Collateral Agent provided for in Section 2.6(b) or 2.6(c) shall require the consent of each Beneficiary (or, in the case where a Beneficiary has individual rights and remedies, approved by the applicable Beneficiary or Beneficiaries) (such consent not to be unreasonably withheld).  For the avoidance of doubt, no Beneficiary may consent to, or approve of, any such delegation with respect to the Related Master Collateral of any other Beneficiary.  Any such delegation shall not constitute a resignation within the meaning of Section 4.5, and the Master Collateral Agent shall not be liable for the acts or omissions of such Persons so long as such Persons are selected by the Master Collateral Agent with reasonable care; provided that in any case where such delegation is made at the direction of each Beneficiary (or, in the case where a Beneficiary has individual rights and remedies, the applicable Beneficiary), the Master Collateral Agent shall have no liability with respect to the selection of such Persons (including the selection of Vanguard as Master Servicer hereunder).  If any such delegation occurs, notification thereof shall be given to the Master Servicer, the Beneficiaries and the Rating Agencies.

(e)           If, at any time when a Default exists under the Financing Documents related to a Beneficiary, the Master Collateral Agent shall default in its obligation to exercise, or such Beneficiary and the Master Collateral Agent shall be unable to agree on indemnity or reimbursement arrangements with respect to the exercise of, the rights, remedies, powers or privileges of such Beneficiary with respect to its Related Master Collateral in accordance with the direction of such Beneficiary (including any rights under Sections 2.6, 3.4 or 4.1(b)), the Master Collateral Agent shall, upon the written request of such Beneficiary, assign to such Beneficiary the Master Collateral Agent’s security interest in, and all of its other rights hereunder relating to, the Related Master Collateral of such Beneficiary and shall, in the case of a default by the Master Collateral Agent, at the Master Collateral Agent’s expense, and, in any other event, at the expense of such Beneficiary, execute those instruments and documents necessary to effectuate such assignment (including, if necessary, the execution of documents necessary to change the name of the first lienholder on Certificates of Title for such Beneficiary’s Related Vehicles to such Beneficiary or its agent or assignee) and such Beneficiary may thereafter direct that payments that would otherwise be paid into the Master Collateral Accounts with respect to its Related Vehicles, Eligible Receivables or Vehicle Repurchase Rights be paid to another account permitted by the applicable Financing Documents.

(f)            The Master Collateral Agent, in its individual capacity or in any other capacity, may be a Beneficiary hereunder and as such shall be entitled to all of the protections and rights of a Beneficiary under this Agreement without regard to its capacity as Master Collateral Agent hereunder.

(g)           Upon receipt by the Master Collateral Agent from a Manufacturer of any information pertaining to payments made by such Manufacturer or an auction dealer to the Master Collateral Accounts in connection with any Manufacturer Program, the Master Collateral Agent shall promptly provide such information to the Master Servicer.

(h)           On the date hereof, certain Beneficiaries have requested and directed that certain duties relating to the Related Master Collateral of such Beneficiaries be performed by Remarketing Services of America, Inc. (the “Disposition Agent”).  Either (i) upon the occurrence of a Limited Liquidation Event of Default or a Liquidation Event of Default under the Financing Documents relating to a Beneficiary, or (ii) subject to the satisfaction of the Rating Agency Confirmation Condition with respect to each affected Series of Notes, upon the occurrence of any event described under clauses (i), (ii), (iii) or (iv) of Section 4.04(e) of the Disposition Agent Agreement prior to the occurrence of a Limited Liquidation Event of Default or a Liquidation Event of Default under the Financing Documents relating to a Beneficiary that is a party to the Disposition Agent Agreement, such Beneficiary may direct that certain specified duties or obligations hereunder or under such Financing Documents relating to its Related Master Collateral be delegated by the Master Collateral Agent to one or more designees or disposition agents specified by such Beneficiary, and the Master Collateral Agent shall delegate such duties in accordance with such direction.  In addition, upon the occurrence of a Limited

Liquidation Event of Default or a Liquidation Event of Default under the Financing Documents relating to a Beneficiary that is a party to the Disposition Agent Agreement, such Beneficiary, as a Specified Beneficiary under the Disposition Agent Agreement, may direct that certain specified duties or obligations under such Disposition Agent Agreement be delegated by the Disposition Agent to designees or other disposition agents specified by such Beneficiary.  The Master Collateral Agent shall fully cooperate with such Beneficiary and with any such designees or disposition agents in any way reasonably requested by any such designee or agent or such Beneficiary in order to assist any such designee or disposition agent in performing the duties and obligations of such designee or disposition agent hereunder or under the Disposition Agent Agreement.  For the avoidance of doubt, no Beneficiary may direct any such delegation with respect to the Related Master Collateral of any other Beneficiary.  Any such delegation shall not constitute a resignation or removal within the meaning of Section 4.5, and the Master Collateral Agent shall not be liable for the acts of such Persons.  All fees and expenses incurred by the Master Collateral Agent in transferring such duties and all fees and expenses charged or incurred by any such designee or disposition agent in performing such services shall be paid by the Lessee Grantors and Vanguard in the same manner as other costs and expenses of the Master Collateral Agent are payable by such parties as described in Section 4.8.

SECTION 4.2                 Representations.  The Master Collateral Agent hereby represents and warrants that (i) it is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and it has all requisite power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement is the legal, valid and binding obligation of the Master Collateral Agent, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by the application of equitable principles.

SECTION 4.3                 Exculpatory Provisions.  The Master Collateral Agent makes no representations as to the value or condition of the Master Collateral or any part thereof, as to the status or designation of any Vehicle as a Related Vehicle to any Beneficiary pursuant to Section 2.2, as to the title of any of the Lessee Grantors or any of the Lessor Grantors thereto, as to the protection afforded by this Agreement, as to any statements, representations or warranties made by any Person (other than itself) in or in connection with this Agreement or any Financing Document, as to the validity, execution (except its own execution), enforceability (except enforceability against itself), priority, perfection, legality or sufficiency of this Agreement or any Financing Document or any documents or instruments referred to herein or therein, or the sufficiency or effectiveness or perfection or priority of any Lien on any collateral described in this Agreement, or as to the validity or collectibility of any obligation contemplated by this Agreement, and the Master Collateral Agent shall incur no liability or responsibility in respect of any such matters.  The Master Collateral Agent shall not be responsible for insuring the Master

Collateral or for the payment of taxes, charges, assessments or Liens upon the Master Collateral or for perfecting or maintaining the perfection of its security interest in the Master Collateral purported to be granted hereby or otherwise as to the maintenance of the Master Collateral.  Any reference herein to actual knowledge of the Master Collateral Agent shall mean actual knowledge of an officer of the Master Collateral Agent assigned to and working in its Corporate Trust Office or such other department as the Master Collateral Agent may designate from time to time in a notice to the Master Servicer, each of the Lessee Grantors, the Lessor Grantors and the Beneficiaries.

SECTION 4.4                 Limitations on Duties of the Master Collateral Agent.  (a)  The Master Collateral Agent undertakes to perform only the duties expressly set forth herein and no implied duties shall be read into this Agreement.  Nothing herein shall be deemed to constitute the Master Collateral Agent a trustee or fiduciary for any Financing Source or any Beneficiary.

(b)           The Master Collateral Agent may exercise the rights and powers granted to it by this Agreement, together with such powers as are reasonably incidental thereto, but only pursuant to the terms of this Agreement.

(c)           The Master Collateral Agent’s duty of care shall be solely to deal with the Master Collateral as it would deal with property of its own, and the Master Collateral Agent shall not be liable for any error of judgment made in good faith by an officer thereof, or for any action taken or omitted to be taken by it in accordance with this Agreement, except to the extent caused by the gross negligence or willful misconduct of the Master Collateral Agent.

(d)           The Master Collateral Agent shall have no authority to grant, convey or assign the Certificates of Title or change the notation of a security interest thereon or deal with the Certificates of Title in any way except as expressly provided herein.

(e)           The Master Collateral Agent shall have no liability or responsibility for (i) any release of Master Collateral by the Master Servicer pursuant to Section 2.7, (ii) any act of the Master Servicer taken in its own name or the name of the Master Collateral Agent, or (iii) custody of any Certificates of Title not delivered to it or not received in a Lockbox after the revocation of the Master Servicer’s access to the Lockboxes and required to be held by it in connection with this Agreement.

(f)            The Master Collateral Agent shall have no duty to calculate, compute or verify, and shall not be held in any manner responsible for the content of the Master Servicer’s Fleet Report, except to verify that the certificate filed therewith conforms to the form of Exhibit C.

(g)           Except as required by the specific terms of this Agreement, the Master Collateral Agent shall not be required to exercise any discretion and shall have no duty to exercise or to refrain from exercising any right, power, remedy or privilege granted to it hereby, or to take any affirmative action or refrain from taking any affirmative action hereunder, unless directed to do so by Beneficiaries specified herein as being entitled to direct the Master Collateral Agent hereunder (and shall be fully protected in acting or refraining from acting pursuant to or in accordance with such directions, which shall be binding on each of the Financing Sources and Beneficiaries).  Notwithstanding anything herein to the contrary, the Master Collateral Agent shall not be required to take any action (a) that in its reasonable opinion is or may be contrary to law or to the terms of this Agreement, any Financing Document or any other agreement or instrument relating to the Master Collateral, or (b) which might or would in its reasonable opinion subject it or any of its directors, officers, employees or agents to personal or financial liability unless it is indemnified hereunder to its satisfaction (and if any indemnity should become, in the determination of the Master Collateral Agent, inadequate, the Master Collateral Agent may call for additional indemnity and cease to act until such additional indemnity is given).

(h)           Subject to Section 4.8(y), the Master Collateral Agent may, in its sole discretion, retain counsel, independent accountants and other experts selected by it and may act in reliance upon the advice of such counsel, independent accountants and other experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall be held harmless and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon or in accordance with the statements and advice of such counsel (or counsel to Vanguard, any of the Lessee Grantors or Lessor Grantors), accountants and other experts.

(i)            In the event that the Master Collateral Agent receives conflicting instructions delivered in accordance with this Agreement, the Master Collateral Agent shall have the right to seek instructions concerning its duties and actions under this Agreement from any court of competent jurisdiction, unless such conflict relates to a Reassignment Claim, in which case such conflict shall be resolved in accordance with Section 2.2.  If the Master Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action, unless such conflict relates to a Reassignment Claim, in which case such conflict shall be resolved in accordance with Section 2.2.  Without limiting the foregoing, in the event that the Master Collateral Agent receives unclear or conflicting instructions from Beneficiaries hereunder or there is any other disagreement between the other parties hereto resulting in adverse claims and demands being made in connection with all or part of the Master Collateral or, in the event that the Master Collateral Agent in good faith is in doubt as to what action it should take hereunder, the Master Collateral Agent shall be entitled to retain the disputed Master Collateral until the Master Collateral Agent shall have received (i) a final order of a court of competent jurisdiction directing delivery of such Master Collateral or (ii) a written agreement executed by the disputing parties directing delivery of such Master Collateral in which event the Master Collateral Agent shall disburse such Master Collateral in accordance with such order or agreement, unless such disagreement relates to a Reassignment Claim, in which case such conflict shall be resolved in accordance with Section 2.2.  Upon request of the Master Collateral Agent, any such court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Master Collateral Agent to the effect that such order is final.  Expenses incurred by the Master Collateral Agent under this paragraph shall be reimbursed pursuant to Section 4.8.

(j)            The Master Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Financing Document or any other agreements or instruments relating to the Master Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Master Collateral other than as it determines necessary in the fulfillment of its own obligations hereunder.  The Master Collateral Agent may conclusively rely on the designation of Related Vehicles on the Master Servicer’s computer system as reported in the most recent Designation Report unless it has received a Reassignment Claim pursuant to Section 2.2 or a Redesignation Report pursuant to Section 2.3.

(k)           The Master Collateral Agent shall be entitled to rely on any communication, certificate, instrument, opinion, report, notice, paper or other document reasonably believed by it to be genuine and correct and to have been signed, given or sent by the proper Person or Persons.  The Master Collateral Agent shall be entitled to assume that no Default shall have occurred and be continuing and that the Master Collateral Accounts, and any funds on deposit in or to the credit of such Master Collateral Accounts, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively, a “writ”), unless (i) in the case of any writ, the Master Collateral Agent has actual knowledge thereof or (ii) the Master Collateral Agent has received written notice from the Master Servicer, any of the Lessor Grantors, any of the Lessee Grantors, a Beneficiary or a Financing Source that such a Default has occurred or such writ has been issued and, in each case, continues to be in effect, which notice specifies the nature thereof.

(l)            The Master Collateral Agent, in its individual capacity, may accept deposits from, lend money to and generally engage in any kind of business with the Master Servicer, any of the Lessor Grantors, any of the Lessee Grantors, any Financing Source, any Receivables Purchaser Beneficiary, any QI Beneficiary, any Receivables Pledgee Beneficiary, any Manufacturer and their respective Affiliates as if it were not the agent of the Beneficiaries or the Financing Sources.

(m)          Any action or proceeding alleging any breach by the Master Collateral Agent of duties under this Agreement shall be prosecuted only in the courts of the State of New York, sitting in New York County or in the United States District Court for the Southern District of New York.

(n)           The Master Collateral Agent shall not be accountable for the use or application by any person of disbursements properly made by the Master Collateral Agent in conformity with the provisions of this Agreement.

(o)           The Master Collateral Agent may exercise any of its duties hereunder by or through agents or employees.  The possession of the Master Collateral by such agents or employees shall be deemed to be the possession of the Master Collateral Agent.  No provision of this Agreement shall require the Master Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder unless the Master Collateral Agent is provided with an indemnity from one or more of the Beneficiaries or other Persons, satisfactory to the Master Collateral Agent in its sole discretion.

(p)           The Master Collateral Agent shall have no duty to calculate, compute or verify, and shall not be held in any manner responsible for the content of the Master Servicer’s Weekly VIN Report, except to verify that the certificate filed therewith conforms to the form of Exhibit H.

(q)           The Master Collateral Agent shall have no duty to review for accuracy, and shall not be held in any manner responsible for the content or form of, the Coding Procedures Certificate.

(r)            The Master Collateral Agent shall have no duty to review for accuracy, and shall not be held in any manner responsible for the content or form of, the Redesignation Report.

SECTION 4.5                 Resignation and Removal of Master Collateral Agent.  (a)  The Master Collateral Agent may, at any time with or without cause by giving sixty (60) days’ prior written notice to the Master Servicer, each of the Lessor Grantors, each of the Lessee Grantors and the Beneficiaries, resign and be discharged of its responsibilities hereunder created, such resignation to become effective upon the appointment by the Master Servicer and the Lessor Grantors of a successor Master Collateral Agent with the approval of each Beneficiary, which approval shall not be unreasonably withheld, and the acceptance of such appointment by such successor Master Collateral Agent.  The Master Servicer shall, promptly upon receipt of such notice from the Master Collateral Agent, provide a copy of such notice to each Rating Agency.  The Master Collateral Agent may be removed by the Master Servicer or any of the Lessor Grantors at any time (with or without cause) upon thirty (30) days’ written notice by the Master Servicer or any of the Lessor Grantors, as the case may be, to the Master Collateral Agent and each of the Rating Agencies, and the approval by each Beneficiary of the successor Master Collateral Agent appointed by the Master Servicer and the Lessor Grantors; provided, however, that if either the Master Servicer or any of the Lessor Grantors is in default (beyond all applicable grace and cure periods) under this Agreement or any Financing Document, then so long as such default continues, the right of the Master Servicer and the Lessor Grantors to remove the Master Collateral Agent shall cease and then the Master Collateral Agent may be removed (with or without cause) at the direction of 100% of the Beneficiaries upon thirty (30) days’ written notice to the Master Servicer, each of the Lessor Grantors, each of the Lessee Grantors, the Master Collateral Agent and each of the Rating Agencies; provided, further, that no removal of the Master Collateral Agent shall be effective until the appointment of a successor Master Collateral Agent selected and approved by 100% of the Beneficiaries and acceptance of such appointment by such Master Collateral Agent.  Any removed Master Collateral Agent shall be entitled to its reasonable fees and expenses to the date the successor Master Collateral Agent assumes the Master Collateral Agent’s duties hereunder.  The indemnification of Section 4.10 shall survive the termination of the other provisions of this Agreement as to the predecessor Master Collateral Agent.  If no successor Master Collateral Agent shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty (30) days from the date of such notice of removal, the Master Collateral Agent, on behalf of the Master Servicer, each of the Lessor Grantors, each of the Lessee Grantors, each Financing Source and each Beneficiary may appoint, or petition a court of competent jurisdiction to appoint, a successor Master Collateral Agent to act until such time, if any, as a successor Master Collateral Agent shall be appointed as above provided.  Any successor Master Collateral Agent so appointed by such court shall immediately upon its acceptance of such appointment without further act supersede any predecessor Master Collateral Agent.  Upon the appointment of a successor Master Collateral Agent hereunder and its acceptance of such appointment, the predecessor Master Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.

(b)           The appointment, designation and acceptance referred to in paragraph (a) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Master Collateral Agent, without any further act, deed or conveyance, all of the estate and title of its predecessors and upon such filing for record the successor Master Collateral Agent shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessors; but any predecessor Master Collateral Agent shall nevertheless, on payment of its charges and on the written request of the Beneficiaries, the Master Servicer, any of the Lessor Grantors, any of the Lessee Grantors or any successor Master Collateral Agent empowered to act as such at the time any such request is made, execute and deliver an instrument without recourse or representation transferring to such successor all the estates, properties, rights, powers (including any powers of attorney), duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it to such successor Master Collateral Agent.  Upon the appointment of a successor Master Collateral Agent hereunder, the predecessor Master Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement; provided, however, that the predecessor Master Collateral Agent will serve as nominee lienholder for the successor Master Collateral Agent.

SECTION 4.6                 Qualification of Successors to Master Collateral Agent.   Every successor to the Master Collateral Agent appointed pursuant to Section 4.5 shall be a bank or trust company in good standing and having power so to act and incorporated under the laws of the United States or any State thereof or the District of Columbia, and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.  The Master Servicer shall give the Rating Agencies written notice prior to any successor Master Collateral Agent being appointed pursuant to Section 4.5.

SECTION 4.7                 Merger of the Master Collateral Agent.  Any corporation into which the Master Collateral Agent may be merged, or with which it may be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Collateral Agent, shall be a party shall be the Master Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.  The Master Collateral Agent shall give the Rating Agencies, the Master Servicer, each of the Lessor Grantors, each of the Lessee Grantors, each Receivables Purchaser Beneficiary, each QI Beneficiary, each Receivables Pledgee Beneficiary and the Master Servicer prior written notice of any such merger, conversion or consolidation.

SECTION 4.8                 Compensation and Expenses.   Each Lessee Grantor, severally (and to the extent not paid by a Lessee Grantor, Vanguard), (i) with respect to any Related Master Collateral as to which it is Grantor and (ii) with respect to any Related Master Collateral as to which a Lessor Grantor is Grantor if such Master Collateral relates to a Related Vehicle leased by such Lessee Grantor from such Lessor Grantor, shall pay to the Master Collateral Agent, from time to time (x) compensation for its services hereunder for administering the Master Collateral as set forth in the fee letter dated as of October 14, 2003, between Vanguard Car Rental USA Inc. and the Master Collateral Agent, as such letter may be amended, modified or supplemented from time to time, and (y) all reasonable out-of-pocket costs and expenses of the Master Collateral Agent (including reasonable fees and expenses of counsel) (A) arising in connection with the preparation, execution, delivery, or modification of this Agreement and any agreements related hereto and/or the enforcement of any of the provisions hereof or thereof or (B) incurred in connection with the administration of the Master Collateral, the sale or other disposition of Master Collateral pursuant to any Financing Document and/or the preservation, protection or defense of the Master Collateral Agent’s rights under this Agreement and in and to the Master Collateral.

SECTION 4.9                 Stamp, Other Similar Taxes and Filing Fees.  Each Lessee Grantor, severally (and to the extent not paid by a Lessee Grantor, Vanguard), (i) with respect to any Related Master Collateral as to which it is Grantor and (ii) with respect to any Related Master Collateral as to which a Lessor Grantor is Grantor if such Master Collateral relates to a Related Vehicle leased by such Lessee Grantor from such Lessor Grantor, shall indemnify and hold harmless the Master Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Master Collateral. Each Lessee Grantor, severally (and to the extent not paid by a Lessee Grantor, Vanguard), (i) with respect to any Related Master Collateral as to which it is Grantor and (ii) with respect to any

Related Master Collateral as to which a Lessor Grantor is Grantor if such Master Collateral relates to a Related Vehicle leased by such Lessee Grantor from such Lessor Grantor, shall pay, or reimburse the Master Collateral Agent for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts payable in respect of the execution, delivery, performance and/or enforcement of this Agreement.

SECTION 4.10               Indemnification.  (a)  Each Lessee Grantor, severally (and to the extent not paid by a Lessee Grantor, Vanguard), (i) with respect to any Related Master Collateral as to which it is Grantor and (ii) with respect to any Related Master Collateral as to which a Lessor Grantor is Grantor if such Master Collateral relates to a Related Vehicle leased by such Lessee Grantor from such Lessor Grantor, shall pay, and indemnify and hold the Master Collateral Agent and each of the officers, employees, directors and agents thereof harmless from and against, any and all liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against, the Master Collateral Agent or any such officers, employees, directors or agents in any way relating to or arising out of the execution, delivery, amendment, enforcement, performance and/or administration of this Agreement (and any agreements related thereto including, without limitation, the Assignment Agreements and any disposition agent agreement), including reasonable fees and expenses of counsel and other experts, and shall reimburse each Beneficiary for any payments made by such Beneficiary to the Master Collateral Agent or any such officers, employees, directors or agents for any of the foregoing provided that such payments were permitted to be made by such Beneficiary under the related Financing Documents; provided, however, that, except as may be otherwise mutually agreed, none of any Lessee Grantor or Vanguard shall be liable for the payment of any portion of such liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of the Master Collateral Agent or any such officers, employees, directors or agents which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the gross negligence or willful misconduct of the Master Collateral Agent or any such agent.

(b)           Each of the Beneficiaries agrees in accordance with its pro rata portion of the Master Collateral, to indemnify and hold the Master Collateral Agent and each of its officers, employees, directors and agents harmless to the same extent as the Lessee Grantors (and to the extent not paid by a Lessee Grantor, Vanguard) in accordance with the foregoing paragraph but only to the extent that the Master Collateral Agent has not been paid by the Lessee Grantors (and to the extent not paid by a Lessee Grantor, Vanguard) pursuant to such paragraph; provided that the applicable Trustee’s obligation to indemnify the Master Collateral Agent shall be limited to actions taken by the Master Collateral Agent at the direction of such Trustee under the related Lessor Grantor Base Indenture, it being understood that the indemnification obligation of such

Trustee shall be paid solely out of funds constituting servicing fees under such Lessor Grantor Base Indenture and the related Series Supplements.

ARTICLE II

MISCELLANEOUS

SECTION 5.1                 Amendments, Supplements and Waivers.  This Agreement may be amended, waived, terminated, supplemented or otherwise modified pursuant to a writing executed by the Master Collateral Agent, each Beneficiary, each Financing Source, each of the Lessor Grantors, each of the Lessee Grantors and the Master Servicer; provided, however, that (i) the consent of each Beneficiary and each Financing Source need not be obtained in connection with the execution of a supplement or amendment that only adds a Financing Source or Beneficiary as a party to this Agreement, (ii) an amendment or supplement that does not affect the Related Master Collateral of a Beneficiary or the rights of such Beneficiary may be executed without the consent of such Beneficiary and the related Financing Source, if any (as evidenced by an Officer’s Certificate of the Master Servicer), (iii) amendments or supplements entered into in connection with the execution of an Exchange Agreement will not require the consent of any Financing Source or any Beneficiary, but will be subject to such consents and/or Rating Agency confirmations as may be required under each such Financing Source’s and such Beneficiary’s related Financing Documents, (iv) amendments or supplements entered into in connection with the Master Exchange Agreement will not require the consent of any Financing Source or any Beneficiary, but will be subject to such consents and/or Rating Agency confirmations as may be required under each such Financing Source’s and such Beneficiary’s related Financing Documents, and (v) an amendment may be executed without the consent of a Beneficiary or a Financing Source if such amendment is effected only to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or any other applicable Financing Document of such Financing Source; provided, such action pursuant to this clause (v) shall not adversely affect the interests of a Beneficiary or a Financing Source in any material respect.  Additional Financing Sources or Beneficiaries may from time to time become parties hereto and Financing Sources or Beneficiaries hereunder by the execution of a Financing Source and Beneficiary Supplement by such additional Financing Source or Beneficiary, the Master Collateral Agent, the Master Servicer, each of the Lessor Grantors and each of the Lessee Grantors.  Additional Receivables Purchaser Beneficiaries may from time to time become parties hereto and Receivables Purchaser Beneficiaries hereunder by the execution of a Beneficiary Supplement by such additional Receivables Purchaser Beneficiary, the Master Collateral Agent, the Master Servicer, each of the Lessor Grantors and each of the Lessee Grantors.  Additional Lessee Grantors and additional Lessor Grantors may from time to time become parties hereto by the execution and delivery of a Grantor Supplement by such additional Lessee Grantor or Lessor Grantor, as the case may be, the Master Collateral Agent, the Master Servicer and each of the Lessor Grantors; provided that, the Rating Agency Confirmation Condition with respect to each affected Series of Notes shall have been satisfied.  The Master Servicer shall give the Rating Agencies and the Disposition Agent prior written notice of any amendment, supplement, waiver or modification of this Agreement.  Upon execution of a Financing Source and Beneficiary Supplement, a Beneficiary Supplement or a Grantor Supplement, the Master Servicer shall furnish a copy thereof to the other parties hereto.

SECTION 5.2                 Notices.  All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth in clauses (a), (b) (c) or (d) below or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed by certified or registered mail and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of such, and shall be addressed as follows:

(a)           if to the Master Servicer, any of the Lessor Grantors, any of the Lessee Grantors (as of the date hereof) or the Master Collateral Agent, at the address specified for such party on the signature pages hereto;

(b)           if to any Beneficiary, Financing Source or other Person specified in a Financing Source and Beneficiary Supplement or Beneficiary Supplement, at the address specified in such Financing Source and Beneficiary Supplement or Beneficiary Supplement; or

(c)           if to any additional Lessee Grantor or Lessor Grantor specified in a Grantor Supplement, at the address specified for such Lessee Grantor or Lessor Grantor in such Grantor Supplement.

(d)           if to the Disposition Agent, to Remarketing Services of America, Inc., 6400 Main Street, Amherst, NY 14221, Attn:  Andrew J. Shaevel, tel: (716) 564-4001, fax: (716) 564-4010, with a copy to Fiserv, Inc., 255 Fiserv Drive, Brookfield, WI 53045-5815, Attn: Legal Department.

(e)           if to the Intermediary, to Car for a Car, Corp., c/o J.P. Morgan Property Exchange Inc., 1001 Hingham Street, Suite 300, Rockland, MA 02370, fax:  781-982-9558.

SECTION 5.3                 Headings.  Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 5.4                 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.5                 Counterparts.  This Agreement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 5.6                 Conflicts with Financing Documents; Reservation of Rights.  The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Financing Documents, the provisions of this Agreement shall control.  Except as expressly provided herein, nothing contained in this Agreement is intended to affect or limit, in any way, the rights that each of the Beneficiaries has insofar as the rights of such parties and third parties are involved.  Except as expressly provided herein, the Beneficiaries specifically reserve all their respective rights against Vanguard, the Master Servicer, the Lessee Grantors, the Lessor Grantors, any Financing Source and/or any third party.

SECTION 5.7                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.  Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Master Collateral.

SECTION 5.8                 Governing Law.  THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.9                 Effectiveness.  This Agreement shall become effective on the execution and delivery hereof and shall remain in effect until no amounts are owed to any Financing Source under any Financing Document and no Beneficiary or Financing Source shall have any claim on the Master Collateral.

SECTION 5.10               Termination of Beneficiary.  At any time when (a) a Beneficiary shall not have any Related Vehicles or other Related Master Collateral hereunder and no amounts are then owing to the Related Financing Source, if any, under its Financing Documents or to a Receivables Purchaser Beneficiary under its Financing Documents and such Financing Documents have been terminated and are of no further force or effect, or (b)(i) the Master Collateral Agent’s security interest has been reassigned to a Beneficiary pursuant to Section 4.1(e) and (ii) such Beneficiary has elected to terminate this Agreement in respect of such Beneficiary, this Agreement shall terminate as to such Beneficiary upon delivery by the applicable Beneficiary to the Master Collateral Agent of a written notice acknowledging that the interest in favor of such Beneficiary evidenced by the applicable Financing Source and Beneficiary

Supplement has been terminated.  Each Beneficiary agrees that when the conditions described in Section 5.10(a) or 5.10(b) have been met to its satisfaction, it shall deliver such written notice to the Master Collateral Agent.

SECTION 5.11               Termination of this Agreement.  At any time that there are no Beneficiaries and the Master Exchange Agreement is no longer effective, the Master Servicer may terminate this Agreement upon notice to the Master Collateral Agent, and the Master Collateral Agent shall take all actions reasonably requested by the Master Servicer, at the Master Servicer’s expense, to evidence the termination of this Agreement and the Master Collateral Agent’s interest in the Master Collateral, including, without limitation, execute such documents and instruments as the Master Servicer may reasonably request in connection with such reassignment; provided, however, that Sections 4.3, 4.4(a), (c), and (e) through (p), 4.8, and the indemnification set forth in Sections 4.9 and 4.10 shall survive the termination of this Agreement.

SECTION 5.12               Assignment by Financing Sources; Exercise of Rights by Third Parties.

(a)           Each Financing Source acknowledges that it has assigned and does hereby assign to its related Beneficiary all of its rights and interests under this Agreement and further acknowledges that its related Beneficiary may exercise all of such Financing Source’s rights hereunder.

(b)           The parties hereto agree that the rights given to any Beneficiary hereunder may be exercised by any third party designated by such Beneficiary.

SECTION 5.13               No Bankruptcy Petition Against Lessor Grantors or Intermediary.  The Master Collateral Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing debt security issued by a Lessor Grantor, it will not institute against, or join with any other Person in instituting against, such Lessor Grantor or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 5.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Financing Source or Beneficiary pursuant to this Agreement.  In the event that the Master Collateral Agent takes action in violation of this Section 5.13, each affected Lessor Grantor and the Intermediary agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Master Collateral Agent against such Lessor Grantor or the Intermediary or the commencement of such action and raise the defense that the Master Collateral Agent has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert; and if the Master Collateral Agent acts in violation of this Section 5.13 it shall be liable for and pay the costs and expenses of such Lessor Grantor and the Intermediary in connection therewith.  The provisions of this Section

5.13 shall survive the termination of this Agreement, and the resignation or removal of the Master Collateral Agent.

SECTION 5.14               Jurisdiction; Consent to Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE MASTER SERVICER, ANY LESSEE GRANTOR, ANY LESSOR GRANTOR, ANY FINANCING SOURCE OR ANY BENEFICIARY WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE MASTER SERVICER, EACH LESSEE GRANTOR, EACH LESSOR GRANTOR, EACH FINANCING SOURCE AND EACH BENEFICIARY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  THE MASTER SERVICER DESIGNATES AND APPOINTS LORD SECURITIES, 2 WALL STREET, NEW YORK, NEW YORK 10005, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE MASTER SERVICER AND EACH FINANCING SOURCE AND BENEFICIARY IN ITS RELATED FINANCING SOURCE AND BENEFICIARY SUPPLEMENT SHALL HAVE APPOINTED A PERSON, IN EACH CASE WHO HAVE IRREVOCABLY AGREED IN WRITING TO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE MASTER SERVICER, EACH FINANCING SOURCE AND EACH BENEFICIARY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.  A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE MASTER SERVICER, SUCH FINANCING SOURCE OR SUCH BENEFICIARY SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY THE MASTER SERVICER, SUCH FINANCING SOURCE OR SUCH BENEFICIARY REFUSES TO ACCEPT SERVICE, THE MASTER SERVICER, EACH FINANCING SOURCE AND EACH BENEFICIARY HEREBY AGREE THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY FINANCING SOURCE OR BENEFICIARY TO BRING PROCEEDINGS AGAINST THE MASTER SERVICER IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 5.15               Waiver of Jury Trial.  THE MASTER COLLATERAL AGENT, EACH LESSOR GRANTOR, EACH LESSEE GRANTOR, EACH FINANCING SOURCE, EACH BENEFICIARY AND THE MASTER SERVICER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MASTER COLLATERAL AGENT, ANY FINANCING SOURCE, ANY BENEFICIARY, ANY LESSOR GRANTOR, ANY LESSEE GRANTOR OR THE MASTER SERVICER IN CONNECTION HEREWITH OR THEREWITH.  THE MASTER SERVICER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE, EACH BENEFICIARY, THE MASTER SERVICER, EACH LESSOR GRANTOR AND EACH LESSEE GRANTOR ENTERING INTO THIS AGREEMENT.

SECTION 5.16               Insurance Notification.  The Master Collateral Agent shall, promptly upon its receipt of notification of any termination of or proposed cancellation or nonrenewal of any insurance policies required to be maintained under any of the Financing Documents, notify the Beneficiary with respect to such Financing Documents of any such termination, proposed cancellation or nonrenewal.

SECTION 5.17               Waiver of Set-Off With Respect to the Lessor Grantors, the Lessee Grantors and Vanguard.  Each of the Beneficiaries hereby waives and relinquishes any right that it has or may have to set-off or to exercise any banker’s lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of the Lessor Grantors, the Lessee Grantors and Vanguard therein or with respect to any right to payment from the Lessor Grantors, the Lessee Grantors and Vanguard, it being understood, however, that nothing contained in this Section 5.17 shall, or is intended to, derogate from the assignment and security interest granted to any Beneficiary under the Financing Documents or the Master Collateral Agent under this Agreement or impair any rights of the Beneficiaries or the Master Collateral Agent hereunder or thereunder.

SECTION 5.18               Confidentiality.  Each party hereto (other than Vanguard, the Lessor Grantors and the Lessee Grantors) agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of Vanguard, the applicable Lessor Grantor or the applicable Lessee Grantor, as the case may be, other than (a) to any Beneficiary, and then only on a confidential basis, (b) as required by any law, rule or regulation or any judicial process of which Vanguard, the applicable Lessor Grantor or the applicable Lessee Grantor, as the case may be, has knowledge; provided that any party hereto may disclose Confidential Information as required by law, rule or regulation or any judicial process of which Vanguard, the applicable Lessor Grantor or the applicable Lessee Grantor, as the case may be, does not have knowledge if such party is prohibited by law from disclosing such requirement to Vanguard, the applicable Lessor Grantor or the applicable Lessee Grantor, as the case may be, and (c) in the course of litigation with Vanguard, any of the Lessor Grantors or any of the Lessee Grantors, as the case may be, or any Beneficiary.

“Confidential Information” means information that Vanguard, any of the Lessor Grantors or any of the Lessee Grantors, as applicable, furnishes to a Beneficiary on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by such Beneficiary or other Person to which such Beneficiary delivered such information or that is or becomes available to such Beneficiary from a source other than Vanguard, any of the Lessor Grantors or any of the Lessee Grantors, as the case maybe, provided that such source is not (1) known to such Beneficiary to be bound by a confidentiality agreement with Vanguard, any of the Lessor Grantors or any of the Lessee Grantors, as the case may be, or (2) known to such Beneficiary to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

Notwithstanding any other provision herein, each party hereto (and each employee, representative or other agent of each party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other documents relating to this transaction and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 5.19               No Recourse.  No recourse shall be had for the payment of any amount owing in respect of any fee, expense or indemnity hereunder or any other obligation or claim arising out of or based upon this Agreement with respect to any Financing Source and its Related Beneficiary or any Receivables Purchaser Beneficiary against any limited partner of any Lessor Grantor or against the capital or any other asset of the general partner of any Lessor Grantor or any member thereof or against any stockholder, employee, officer, director or incorporator of the general partner of any Lessor Grantor or any such member.

SECTION 5.20               Waiver of Set-off.  The Master Collateral Agent waives any right to, and agrees not to, set-off or appropriate and apply, any and all deposits and any other indebtedness at any time held or owing by the Master Collateral Agent to or for the credit or the account of any Lessor Grantor, any Lessee Grantor, Vanguard or the Intermediary, against or on account of any obligation or liability of any Lessor Grantor, any Lessee Grantor, Vanguard or the Intermediary to the Master Collateral Agent; provided that such waiver and agreement shall only be effective until one year and one day after the latest maturing debt security issued by a Lessor Grantor is paid in full.

[Remainder of Page Intentionally Blank]

                IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

VANGUARD CAR RENTAL USA INC.

as Master Servicer and as grantor

By:	/s/ Gerard J. Kennell
	Name:	Gerard J. Kennell
	Title:	Senior Vice President & Treasurer

	Address:	6929 N. Lakewood Ave. Ste 100 Tulsa, OK 74117
	Attention:	Assistant Treasurer
	Telephone:	918-401-6471
	Facsimile:	918-401-6012

NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, as grantor

By:	NATIONAL CAR RENTAL FINANCING
CORPORATION, its General Partner

By:	/s/ Jill A. Gordon
	Name:	Jill A. Gordon
	Title:	Vice President

Address:

Attention:
Telephone:
Facsimile:

ALAMO FINANCING L.P., as grantor
By:	ALAMO FINANCING L.L.C., its General Partner

By:	/s/ Jill A. Gordon
Name: Jill A. Gordon
Title:Vice President

Address:
Attention:
Telephone:
Facsimile:

CITIBANK, N.A.,
not in its individual capacity but
solely as Master Collateral Agent

By:	/s/ Miriam Y. Molina
	Name:	Miriam Y. Molina
	Title:	Vice President

	Address:	388 Greenwich Street
14th Floor
New York, NY 10013
	Attention:	Agency and Trust Department
	Telephone:	(212) 816-5648
	Facsimile:	(212) 816-5530